Exhibit 10.1

TEXAS REGIONAL BANCSHARES, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

(WITH 401(K) PROVISIONS)

Restated Effective January 1, 2006

TEXAS REGIONAL BANCSHARES, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 401(K) PROVISIONS)

i

2.37	“Investment Manager”	11
2.38	“Key Employee”	11
2.39	“Late Retirement Date”.	12
2.40	“Leased Employee”	12
2.41	“Non-Elective Contribution”	12
2.42	“Non-Highly Compensated Participant”	13
2.43	“Non-Key Employee”	13
2.44	“Normal Retirement Age”	13
2.45	“Normal Retirement Date”	13
2.47	“Other Investments Account”	13
2.48	“Participant”.	14
2.49	“Participant Direction Procedures”	14
2.50	“Participant’s Account”	14
2.51	“Participant’s Combined Account”	14
2.52	“Participant’s Directed Account”	14
2.53	“Participant’s Elective Account”	14
2.54	“Participant’s Rollover Account”	14
2.55	“Participant’s Transfer Account”	15
2.56	“Plan”	15
2.57	“Plan Year”	15
2.58	“Qualified Joint and Survivor Annuity”	15
2.59	“Qualified Preretirement Survivor Annuity”	15
2.60	“Qualified Non-Elective Contribution”	15
2.61	“Regulation” or “Treasury Regulation”	15
2.62	“Retired Participant”	15
2.63	“Retirement Date”	15
2.64	“Salary Reduction Contributions”	15
2.65	[Reserved]	15
2.66	“Target Benefit Capital Accumulation”	16
2.67	“Terminated Participant”	16
2.68	“Top-Heavy Plan”.	16
2.69	“Top-Heavy Plan Year”	16
2.70	“Top-Paid Group”	16
2.71	“Total and Permanent Disability”	17
2.72	“Trustee”.	17
2.73	“Trust Fund”	17
2.74	“Valuation Date”	17
2.75	“Vested”.	17
2.76	“Year of Service”	17

ARTICLE III	ADMINISTRATION	18
3.1	Powers And Responsibilities Of The Employer	18
3.2	Designation Of Administrative Authority	19
3.3	Allocation And Delegation Of Responsibilities	19
3.4	Powers And Duties Of The Administrator	19
3.5	Records And Reports	21

3.6	Appointment Of Advisers	21
3.7	Payment Of Expenses	21
3.8	Claims Procedure	22
3.9	Claims Review Procedure	23

ARTICLE IV	ELIGIBILITY	26
4.1	Conditions Of Eligibility	26
4.2	Effective Date Of Participation	26
4.3	Determination Of Eligibility	27
4.4	Termination Of Eligibility	27
4.5	Omission Of Eligible Employee	27
4.6	Inclusion Of Ineligible Employee	27
4.7	Rehired Employees And Breaks In Service	28
4.8	Election Not To Participate	29

ARTICLE V	CONTRIBUTION AND ALLOCATION	30
5.1	Formula For Determining Employer Contribution	30
5.2	Participant’s Salary Reduction Election	31
5.3	Time Of Payment Of Employer Contribution	34
5.4	Allocation Of Contribution, Forfeitures And Earnings	34
5.5	Actual Deferral Percentage Tests	39
5.6	Adjustment To Actual Deferral Percentage Tests	40
5.7	Actual Contribution Percentage Tests	43
5.8	Adjustment To Actual Contribution Percentage Tests	45
5.9	Maximum Annual Additions	47
5.10	Adjustment For Excessive Annual Additions	49
5.11	Rollovers And Plan-To-Plan Transfers From Qualified Plans	51
5.12	Directed Investment Account	53
5.13	Diversification Rights	54
5.14	Qualified Military Service	55
5.15	Catch-Up Contributions	55

ARTICLE VI	FUNDING AND INVESTMENT POLICY	55
6.1	Investment Policy	55
6.2	Transactions Involving Company Stock	56

ARTICLE VII	VALUATIONS	57
7.1	Valuation Of The Trust Fund	57
7.2	Method Of Valuation	57

ARTICLE VIII	DETERMINATION AND DISTRIBUTION OF BENEFITS	58
8.1	Determination Of Benefits Upon Retirement	58
8.2	Determination Of Benefits Upon Death	58
8.3	Determination Of Benefits In Event Of Disability	60
8.4	Determination Of Benefits Upon Termination	60
8.5	Distribution Of Benefits	62

8.6	How Plan Benefits Will Be Distributed	76
8.7	Distribution For Minor Or Incompetent Beneficiary	77
8.8	Location Of Participant Or Beneficiary Unknown	77
8.9	Advance Distribution For Hardship	77
8.10	Qualified Domestic Relations Order Distribution	81
8.11	In-Service Distribution	81
8.12	Direct Rollover	82

ARTICLE IX	TRUSTEE	83
9.1	Basic Responsibilities Of The Trustee	83
9.2	Investment Powers And Duties Of The Trustee	84
9.3	Other Powers Of The Trustee	86
9.4	Loans To Participants	89
9.5	Voting Company Stock	90
9.6	Duties Of The Trustee Regarding Payments	91
9.7	Trustee’s Compensation And Expenses And Taxes	91
9.8	Annual Report Of The Trustee	92
9.9	Audit	92
9.10	Resignation, Removal And Succession Of Trustee	93
9.11	Transfer Of Interest	94
9.12	Trustee Indemnification	94

ARTICLE X	AMENDMENT, TERMINATION AND MERGERS	94
10.1	Amendment	94
10.2	Termination	95
10.3	Merger, Consolidation Or Transfer Of Assets	95

ARTICLE XI	TOP-HEAVY	96
11.1	Top-Heavy Plan Requirements	96
11.2	Determination Of Top Heavy Status	96

ARTICLE XII	MISCELLANEOUS	99
12.1	Participant’s Rights	99
12.2	Alienation	99
12.3	Construction Of Plan	100
12.4	Gender And Number	100
12.5	Legal Action	100
12.6	Prohibition Against Diversion Of Funds	101
12.7	Employer’s And Trustee’s Protective Clause	101
12.8	Insurer’s Protective Clause	101
12.9	Receipt And Release For Payments	102
12.10	Action By The Employer	102
12.11	Named Fiduciaries And Allocation Of Responsibility	102
12.12	Headings	103
12.13	Approval By Internal Revenue Service	103
12.14	Uniformity	103

12.15	Securities And Exchange Commission Approval	103
12.16	S Corporation Nonallocation Provisions	103

ARTICLE XIII	PARTICIPATING EMPLOYERS	104
13.1	Adoption By Other Employers	104
13.2	Requirements Of Participating Employers	104
13.3	Designation Of Agent	105
13.4	Employee Transfers	105
13.5	Participating Employer Contribution And Forfeitures	105
13.6	Amendment	106
13.7	Discontinuance Of Participation	106
13.8	Administrator’s Authority	106

Schedule “A” Service of Acquired Employees		108

Schedule B Effective Date of Participating Employer Adoption		111

v

TEXAS REGIONAL BANCSHARES, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 40I(K) PROVISIONS)

THIS AGREEMENT is hereby made and entered into this       day of        , 2005 by and between Texas Regional Bancshares, Inc. (herein referred to as the “Company”) and Glen E. Roney, Morris Atlas, and Robert F. Boggus (herein referred to as the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company heretofore established a target benefit plan effective January 1, 1984 (hereinafter called the “Effective Date”), known as Texas Regional Bancshares, Inc. Target Benefit Plan, which plan was converted to the current Plan in 1990 and which plan is now known as Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) Provisions) (“Plan”) in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

WHEREAS, under the terms of the Plan, the Company has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended; and

WHEREAS, the Company has most recently restated the Plan effective December 31, 2001 and has amended the restated Plan eighteen times; and

WHEREAS, the italicized portions of this restatement are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder.  Except as otherwise provided, the italicized portions of this restatement of the Plan shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.  Furthermore, the italicized portions of this restatement shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this restatement.

WHEREAS, the Board of Directors of the Company and the Trustee have determined that it is the best interest of the Participants of this Plan and their Beneficiaries to amend and restate this Plan as provided herein;

NOW, THEREFORE, effective January 1, 2006, except as otherwise provided herein, the Company and the Trustee, in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend and restate the Plan in its entirety to provide as follows:

Article I

NATURE OF THE PLAN

This plan document is an amendment and restatement of the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401 (k) Provisions) which was initially adopted effective as of January 1, 1990 and restated effective December 31, 2001.  The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of the Company and to provide Participants with an opportunity to accumulate capital for their future economic security, all without requiring any deductions from Participant’s paychecks and without calling upon them to invest their personal savings.  The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in the Company.  Therefore, the Trust Assets held under the Plan will be invested primarily in Company Stock.

The Plan, hereby amended and restated, and which was adopted effective as of January 1, 1990, is a stock bonus plan containing Section 401(k) features that is intended to qualify under Section 401(a) of the Internal Revenue Code.  The Plan is a complete amendment and restatement of the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) Provisions), which, in turn, was a complete amendment and restatement of the Texas Regional Bancshares, Inc. Target Benefit Plan, originally effective January 1, 1984.  The Plan is also designed to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

All Trust Assets under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and trust.  The Plan is administered by the Trustee and the Administrator for the exclusive benefit of Participants (and their Beneficiaries).

Article II
DEFINITIONS

2.1           “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

2.2           “Administrator” means the Employer unless another person or entity has been designated by the Employer pursuant to Section 3.2 to administer the Plan on behalf of the Employer.

2.3           “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

2.4           “Anniversary Date” means the last day of the Plan Year.

2.5           “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity; or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

2.6           “Beneficiary” means the person (or entity) to whom the share of a deceased Participant’s total account is payable, subject to the restrictions of Sections 8.2 and 8.5.

2.7           “Board of Directors” means the Board of Directors of the Company.

2.8           “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

2.9           “Company” means Texas Regional Bancshares, Inc., a corporation organized under the laws of Texas and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

2.10         “Company Stock” means common stock issued by the Company (or by a corporation which is a member of the controlled group of corporations of which the Company is a member) which is readily tradable on an established securities market.  If there is no common stock which meets the foregoing requirement, the term “Company Stock” means common stock issued by the Company (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Company (or of any other such corporation) having the greatest voting power and (B) that class of common stock of the Company (or of any other such corporation) having the greatest dividend rights.  Noncallable preferred stock shall be deemed to be “Company Stock” if such stock is convertible at any time into stock which constitutes “Company Stock” hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.  For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

2.11         “Company Stock Account” means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.  A separate accounting shall be maintained with respect to that portion of the Company Stock Account attributable to Elective Contributions and Non-Elective Contributions.

2.12         “Compensation” with respect to any Participant means such Participant’s “415 Compensation” as defined in Section 2.31.

For purposes of this Section, the determination of Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer Contributions.

Except as provided in Section 5.1(b) for purposes of Employer Discretionary Matching Contributions, Compensation shall be recognized for the entire Plan Year in a Participant’s initial year of participation.

For all purposes other than for purposes of salary deferral elections made pursuant to Section 5.2, the annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins, multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

For purposes of this Section, if the Plan is a plan described in Code Section 413(c) or 414(f) (a plan maintained by more than one Employer), the limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan.

2.13         “Contract” or “Policy” means any life insurance policy, retirement income policy or annuity policy (group or individual) issued pursuant to the terms of the Plan.  In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

2.14         “Deferred Compensation” with respect to any Participant means the amount of the Participant’s total Compensation which has been contributed to the Plan in accordance with the Participant’s deferral election pursuant to Section 5.2, excluding any such amounts distributed as excess Annual Additions pursuant to Section 5.10.

2.15         “Early Retirement Age” means the date, prior to the Participant’s Normal Retirement Age, on which a Participant or Former Participant attains age 55 and has completed at least 10 Years of Service with the Employer (“Early Retirement Age”).  A Participant shall become fully Vested upon satisfying this requirement if still employed at Early Retirement Age.

2.16         “Elective Contribution” means the Employer Contributions of Deferred

Compensation, excluding any such amounts distributed as “excess annual additions” pursuant to Section 5.10.  In addition, the Employer Discretionary Matching Contribution made pursuant to Section 5.1 (b) which is used to satisfy the “Actual Deferral Percentage” tests and any Employer Qualified Non-Elective Contribution made pursuant to Section 5.6(b) which is used to satisfy the “Actual Deferral Percentage” tests shall be considered an Elective Contribution for purposes of the Plan.  Any contributions deemed to be Elective Contributions (whether or not used to satisfy the “Actual Deferral Percentage” tests or the “Actual Contribution Percentage” tests) shall be subject to the requirements of Sections 5.2(b) and 5.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation §1.401(k)—1(b)(5) and Regulation §1.401(m)—1(b)(5), the provisions of which are specifically incorporated herein by reference.

2.17         “Eligible Employee” means any Employee.

Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

Employees classified by the Employer as independent contractors who are subsequently determined by the Internal Revenue Service to be Employees shall not be Eligible Employees.

2.18         “Employee” means any person who is employed by the Employer or a Participating Employer, including but not limited to Texas State Bank and TSB Securities, Inc., and excludes any person who is employed as an independent contractor.  Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.

2.19         “Employer” means Texas Regional Bancshares, Inc. and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan.  In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 13.1 and as listed on Schedule B, Effective Date of Participating Employer Adoption) which adopts this Plan. For purposes of Article IX, TRUSTEE, and Sections 10.1 and 10.2, relating to the Employer’s authority to amend or terminate the Plan, however, the term “Employer” shall mean only Texas Regional Bancshares, Inc., which shall act under those provisions without the need to consult any Participating Employer.

2.20         “Employer Contributions” means payments made to the Trust by an Employer, including Employer Discretionary Matching Contributions and Employer Discretionary Optional Contributions.

2.21         “Employer Discretionary Matching Contributions” means Plan contributions made at the sole discretion of the Employer pursuant to Plan Section 5.1(b).

2.22         “Employer Discretionary Optional Contributions” means Plan contributions made at the sole discretion of the Employer pursuant to Plan Section 5.1(c).

2.23         “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the Employer Discretionary Matching Contributions made pursuant to Section 5.1(b) (to the extent such Employer Discretionary Matching Contributions are not used to satisfy the “Actual Deferral Percentage” tests) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 5.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 5.7(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios).  Such determination shall be made after first taking into account corrections of any Excess Deferred Compensation pursuant to Section 5.2 and taking into account any adjustments of any Excess Contributions pursuant to Section 5.6.

2.24         “Excess Contributions” means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the “Actual Deferral Percentage” tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 5.5(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios).  Excess Contributions shall be treated as an Annual Addition pursuant to Section 5.9(b).

2.25         “Excess Deferred Compensation” means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant’s Deferred Compensation and the elective deferrals pursuant to Section 5.2(e) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference.  Excess Deferred Compensation shall be treated as an Annual Addition pursuant to Section 5.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant’s taxable year.  Additionally, for purposes of Sections 11.2 and 5.4(g), Excess Deferred Compensation shall continue to be treated as Employer Contributions even if distributed pursuant to Section 5.2(e).  However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 5.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 5.2(d).

2.26         “ESOP” means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation §54.4975—11.

2.27         “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

2.28         “Fiscal Year” means the Employer’s accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

2.29         “Forfeiture” means that portion of a Participant’s Account that is not Vested, as determined on the earlier of:

(a)           the distribution of the entire Vested portion of the Participant’s Account of a Former Participant who has severed employment with the Employer.  For purposes of this provision, if the Former Participant has a Vested benefit of zero, then such Former Participant shall be deemed to have received a distribution of such Vested benefit as of the year in which the severance of employment occurs, or

(b)           the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

2.30         “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.

2.31         “415 Compensation” with respect to any Participant means such Participant’s earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as defined in Treasury Regulation §1.62-2(c)), and excluding the following:

(a)           Employer contributions to a plan of deferred compensation to the extent that the contributions are not included in gross income of the Participant for the taxable year in which contributed, or Employer contributions on behalf of a Participant to a simplified employee pension plan to the extent that such contributions are excludable from the Participant’s gross income, and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Participant when distributed;

(b)           amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)           amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(d)           other amounts which receive special tax benefits, such as

premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant), or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of a Code Section 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Participant); and

(e)           any amount treated as an annual addition under Section 415 of the Code.

The determination of “415 Compensation” shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4), and 457.

2.32         “414(s) Compensation” means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder.  The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year.  An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested.  The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.

2.33         “Highly Compensated Employee” means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(a)           was a “five percent owner” as defined in Section 2.38(c) at any time during the “determination year” or the “look-back year”; or

(b)           for the “look-back year” had “415 Compensation” from the Employer in excess of $80,000 and was in the Top Paid Group of Employees for the Plan Year.  The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The “determination year” means the Plan Year for which testing is being performed, and the “look back year” means the immediately preceding twelve-month period.

A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the “determination year,” in accordance with Treasury Regulation §1.414(q)-1T, A-4 and I. R. Notice 97-45 (or any superseding guidance).

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees.  Additionally, all

Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer.  The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans.  Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.”

2.34         “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

2.35         “Hour of Service” means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Labor Regulation § 2530.200b-2 which is incorporated herein by reference); (3)) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made).  The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

Notwithstanding the foregoing, a Participant shall be credited with 190 Hours of Service for each month in which an Employee is paid or entitled to payment for at least one Hour of Service.

For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers.  The provisions of Labor Regulation §§ 2530.200b-2(b) and (c) are incorporated herein by reference.

2.36         “Income” means the income or losses allocable to “excess amounts” which shall equal the allocable gain or loss for the “applicable computation period.”  The income allocable to “excess amounts” for the “applicable computation period” is determined by multiplying the income for the “applicable computation period” by a fraction.  The numerator of the fraction is the “excess amount” for the “applicable computation period.”  The denominator of the fraction is the total “account balance” attributable to “Employer Contributions” as of the end of the “applicable computation period,” reduced by the gain allocable to such total amount for the “applicable computation period” and increased by the loss allocable to such total amount for the “applicable computation period.”  The provisions of this Section shall be applied:

(a)           For purposes of Section 5.2(e), by substituting:

(1)           “Excess Deferred Compensation” for “excess amounts”;

(2)           “taxable year of the Participant” for “applicable computation period”;

(3)           “Deferred Compensation” for “Employer Contributions”; and

(4)           “Participant’s Elective Account” for “account balance.

(b)           For purposes of Section 5.6(a), by substituting:

(1)           “Excess Contributions” for “excess amounts’”;

(2)           “Plan Year” for “applicable computation period”;

(3)           “Elective Contributions” for “Employer Contributions”; and

(4)           “Participant’s Elective Account” for “account balance.”

(c)           For purposes of Section 5.8(a), by substituting:

(1)           “Excess Aggregate Contributions” for “excess amounts”;

(2)           “Plan Year” for “applicable computation period”;

(3)           “Employer Discretionary Matching Contributions made

pursuant to Section 5.1(b) (to the extent such Employer Discretionary Matching Contributions are not used to satisfy the “Actual Deferral Percentage” tests) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 5.7(c)” for “Employer Contributions”; and

(4)           “Participant’s Account” for “account balance.”

Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the “fractional method” or the “safe harbor method.”  Under such “safe harbor method,” allocable Income for such period shall be deemed to equal ten percent (10%) of the Income allocable to such Excess Deferred Compensation multiplied by the number of calendar months in such period.  For purposes of determining the number of calendar months in such period, a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

2.37         “Investment Manager” means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing.  Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

2.38         “Key Employee” means, for purposes of determining whether the Plan is a Top-Heavy Plan under Section 11.2 and under Code Section 416(g) for Plan Years beginning after December 31, 2001, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the “Determination Date” was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a five-percent owner of the Employer, or a one-percent owner of the Employer having 415 Compensation of more than $150,000.  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable Regulations and other guidance of general applicability issued thereunder.

(a)           “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.  In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

(b)           “One percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer.

(c)           In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.  However, in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

2.39         “Late Retirement Date” means a Participant’s actual Retirement Date after having reached Normal Retirement Date.

2.40         “Leased Employee” means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.  Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer.  A Leased Employee shall not be considered an Employee of the recipient Employer:

(a)           if such employee is covered by a money purchase pension plan providing:

(1)           a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts which are contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b);

(2)           immediate participation;

(3)           full and immediate vesting; and

(b)           if Leased Employees do not constitute more than 20% of the recipient Employer’s non-highly compensated work force.

2.41         “Non-Elective Contribution” means the Employer Contributions to the Plan, but excluding contributions made pursuant to the Participant’s deferral election provided for in Section 5.2, Employer Discretionary Matching Contributions which are used in the “Actual Deferral Percentage” tests and made pursuant to Section 5.1(b), and any Qualified Non-Elective Contribution used in the “Actual Deferral Percentage” tests.

2.42         “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Employee.  However, for purposes of Section 5.5 and Section 5.7, if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.

2.43         “Non-Key Employee” means any Employee or former Employee (and such Employee’s or former Employee’s Beneficiaries) who is not, and has never been, a Key Employee.

2.44         “Normal Retirement Age” means the Participant’s 65th birthday.  A Participant shall become fully Vested in the Participant’s Account upon attaining Normal Retirement Age.

2.45         “Normal Retirement Date” means the Participant’s Normal Retirement Age.

2.46         “1-Year Break in Service” means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer.  Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.”  Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

“Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.  For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period.  The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day.  The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

2.47         “Other Investments Account” means the account of a Participant which is credited with such Participant’s share of the net gain (or loss) of the Plan, Forfeitures and Employer Contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.  A separate accounting shall be maintained with respect to that portion of the Other Investments Account attributable to Elective Contributions and Non-Elective Contributions.

2.48         “Participant” means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

2.49         “Participant Direction Procedures” means such instructions, guidelines or policies, the terms of which are incorporated herein, as are established pursuant to Section 5.12 and observed by the Administrator and applied to Participants who have Participant Directed Accounts.

2.50         “Participant’s Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest in the Plan and Trust resulting from the Employer Non-Elective Contributions.

A separate accounting shall be maintained with respect to that portion of the Participant’s Account attributable to Employer Discretionary Matching Contributions made pursuant to Section 5.1(b), Employer Discretionary Optional Contributions made pursuant to Section 5.1 (c), and any Employer Qualified Non-Elective Contributions made pursuant to Section 5.1(d) for the purpose of satisfying the tests of Section 5.7.  In addition, a separate accounting shall be maintained with respect to that portion of the Participant’s Account attributable to a Participant’s Target Benefit Capital Accumulation.

2.51         “Participant’s Combined Account” means the total aggregate amount of each Participant’s Elective Account and Participant’s Account, including a Participant’s Target Benefit Capital Accumulation.

2.52         “Participant’s Directed Account” means that portion of a Participant’s interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

2.53         “Participant’s Elective Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the “Actual Deferral Percentage” tests.  A separate accounting shall be maintained with respect to the portions of the Participant’s Elective Account attributable to such Elective Contributions pursuant to Section 5.2 and to any Employer Qualified Non-Elective Contributions made pursuant to Section 5.1(d) for the purposes of satisfying the tests of Section 5.5.

2.54         “Participant’s Rollover Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from amounts transferred to this Plan from another plan or “conduit” Individual Retirement Account in accordance with Section 5.11(b).

2.55         “Participant’s Transfer Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from amounts transferred to this Plan in a direct plan-to-plan transfer and in accordance with Section 5.11(a).  A Participant’s Transfer Account shall include Bank of Texas Transfer Accounts, Harlingen National Bank Transfer Accounts, Riverway Bank Transfer Accounts, Texas Country Bank Transfer Accounts, First State Bank, Bishop Transfer Accounts, all of which are fully vested, and any other such accounts resulting from mergers of other plans into this Plan.

2.56         “Plan” means this instrument, including all amendments thereto.

2.57         “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

2.58         “Qualified Joint and Survivor Annuity” means an annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50% of and is not greater than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the actuarial equivalent of a single life annuity for the Participant.  The payments under the Qualified Joint and Survivor Annuity will commence immediately.

2.59         “Qualified Preretirement Survivor Annuity” means a survivor annuity for the surviving spouse of a Participant if the payments to the surviving spouse under such annuity are not less than the amounts which would be payable as a survivor annuity under the Qualified Joint and Survivor Annuity, and which otherwise satisfies the requirements of Code Section 417(c).

2.60         “Qualified Non-Elective Contribution” means any Employer Contributions made pursuant to Section 5.1(d), Section 5.6(b) and Section 5.8(b).  Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the “Actual Deferral Percentage” tests or the “Actual Contribution Percentage” tests.

2.61         “Regulation” or “Treasury Regulation” means the Regulations promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

2.62         “Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

2.63         “Retirement Date” means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant’s Normal Retirement Date, Early or Late Retirement Date (see Section 8.1).

2.64         “Salary Reduction Contributions” means Plan contributions made as a result of the salary reduction elections of Participants pursuant to Plan Section 5.2.

2.65         [Reserved]

2.66         “Target Benefit Capital Accumulation” means the portion of a Participant’s Combined Account consisting of Account Balances under the Texas Regional Bancshares, Inc. Target Benefit Plan, at the time of the adoption of this restated Plan in 1990, together with any income and/or losses attributable thereto.

2.67         “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

2.68         “Top-Heavy Plan” means a plan described in Section 11.2(a).

2.69         “Top-Heavy Plan Year” means a Plan Year during which the Plan is a Top-Heavy Plan.

2.70         “Top-Paid Group” means the top 20% of Employees who performed services for the Employer during the applicable year, ranked according to the amount of “415 Compensation” received from the Employer during such year.  All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer.  Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees.  Furthermore, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded, however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top-Paid Group:

(a)           Employees with less than six (6) months of service;

(b)           Employees who normally work less than 17 ½ hours per week;

(c)           Employees who normally work less than six (6) months during a year; and

(d)           Employees who have not yet attained age twenty-one (21).

In addition, if 90% or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top-Paid Group.

The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

2.71         “Total and Permanent Disability” means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual and customary employment with the Employer.  The disability of a Participant shall be determined by a licensed physician chosen by the Administrator.  The determination shall be applied uniformly to all Participants.

2.72         “Trustee” means the person(s) or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

2.73         “Trust Fund” means the assets of the Plan and Trust as such assets exist from time to time.

2.74         “Valuation Date” means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participant’s accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer, or any stock exchange used by such agent, is open for business.

2.75         “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.

2.76         “Year of Service” means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service.  The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service.  The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.  An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service shall be credited with two (2) Years of Service for purposes of eligibility to participate.

For vesting purposes, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan.

The computation period shall be the Plan Year if not otherwise set forth herein.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Labor Regulation §2530.203-2(c).  However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in a short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

Years of Service with the Employer or an Affiliated Employer shall be recognized for purposes of eligibility and vesting.  In addition, upon the Employer’s or an Affiliated Employer’s acquisition of one or more employees as the result of a merger or other acquisition of a business or assumption of operations of a business, or as the result of similar circumstances, the Employer may elect to grant Years of Service to such acquired Employees for all or part of the period of such Employees’ service with the employer whose business or operations are assumed or which has been merged into the Employer or an Affiliated Employer.  Any such grant of Years of Service, the purpose or purposes for which Years of Service will be credited, and the effective date of such grant shall be represented by Schedule A, Service of Acquired Employees, attached to this Plan and incorporated herein, or by an amendment to Schedule A.

Article III
ADMINISTRATION

3.1           POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a)           In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.  The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan.  The Administrator may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

(b)           The Employer may, by written agreement or designation, appoint at its option an Investment Manager, investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets.  Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c)           The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so.  The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy.  The communication of such a “funding policy and method” shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds.  Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(d)           The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder.  This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

(e)           The Employer will furnish Plan Fiduciaries and Participants with notices and information statements when voting rights must be exercised pursuant to Section 9.5.

3.2           DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Employer shall be the Administrator unless it appoints another person or committee to serve in that capacity.  The Employer may appoint any person, including, but not limited to, the Employees of the Employer, as Administrator.  Any person so appointed shall signify acceptance by filing written acceptance with the Employer.  Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

3.3           ALLOCATION AND DELEGATION OF RESPONSIBILITIES

If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator.  In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator.  The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

3.4           POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan.  The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan.  Any such determination by the Administrator shall be conclusive and binding upon all persons.  The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator’s duties under the Plan.

The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a)           the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)           to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c)           to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

(d)           to maintain all necessary records for the administration of the Plan;

(e)           to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f)            to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(g)           to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(h)           to consult with the Employer and the Trustee regarding the short and long term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(i)            to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

(j)            to establish and communicate to Participants a procedure for allowing each Participant to direct the Trustee as to the distribution of such Participant’s Company Stock Account pursuant to Section 8.6;

(k)           to establish and communicate to Participants a procedure and method to insure that each Participant will vote Company Stock allocated to such Participant’s Company Stock Account pursuant to Section 9.5;

(l)            to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(m)          to assist any Participant regarding the Participant’s rights, benefits, or elections available under the Plan.

3.5           RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

3.6           APPOINTMENT OF ADVISERS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and to Plan Participants.

3.7           PAYMENT OF EXPENSES

All expenses of administration may be paid out of the Trust Fund unless paid by the Employer.  Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Section 412 of the Act, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

3.8           CLAIMS PROCEDURE

(a)           Method of Making Claim.  Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer.  An authorized representative of a claimant may act on behalf of a claimant, provided that the representative is appointed in a writing that is signed by the claimant and supplied to the Administrator.  The term “claimant,” when used in this procedure and in the claims review procedure below, shall include a duly appointed representative.

(b)           Time and Manner of Giving Notice of Adverse Benefit Determination.  If a claim is wholly or partially denied, the Administrator shall notify the claimant of the adverse benefit determination no later than 90 (45 days in the case of a disability benefit determination) days after the claim was received by the Plan.  This period begins when a claim is received by the Plan, whether or not the claim contains all information necessary to make a benefit determination.  (In the case of a disability benefit determination, however, if a period is extended as described immediately below due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.)

If the Administrator determines that special circumstances require more time to process a claim, this period may be extended up to a maximum of 90 additional days.  If such an extension is required, the Administrator shall give written notice no later than 90 days after the claim was received by the Plan.  The written notice shall describe the special circumstances requiring the extension and the expected date by which the benefit determination will be made.

In the case of a disability benefit determination, however, the foregoing paragraph shall not apply, and the following rules shall apply:  This period may be extended by an additional 30 days if the Administrator both determines that such an extension is necessary due to matters beyond the Plan’s control and notifies the claimant before the end of the 45-day period of the circumstances requiring the extension and the date by which the Plan expects to render a decision.  This period may be extended by an additional 30 days if, during the first 30-day extension period, the Administrator both determines that a decision cannot be rendered within that extension period due to matters beyond the Plan’s control and notifies the claimant before the end of the first 30-day period of the circumstances requiring the extension and the date by which the Plan expects to render a decision.  In the case of any initial or additional 30-day extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve the issues.  In addition, the claimant shall be given at least 45 days to provide the specified information.

In its consideration of the claim, the Administrator shall consult the documents and instruments constituting the Plan and all other documents that may have a bearing on its interpretation, including past interpretations or claims of the same general type.  The Administrator shall also, where appropriate, consult Internal Revenue Service, Department of Labor, or other governmental or private publications or authorities which may assist the Administrator to interpret Plan language or administrative procedures.

Notice of adverse benefit determination described in this section shall be given in writing.

(c)           Content of Notice of Adverse Benefit Determination.  Notice of an adverse benefit determination described in this section must set forth in a manner calculated to be understood by the claimant:

(1)           the specific reason(s) for the adverse determination;

(2)           specific Plan provisions upon which the determination is based;

(3)           a description and explanation of any additional material or information needed for the claimant to perfect the claim;

(4)           a description of the Plan’s review procedures and applicable time limits;

(5)           a statement of the claimant’s right to bring a civil action under Section 502(a) of the Act following an adverse benefit determination on review; and

(6)           solely in the case of a disability benefit determination, if any internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either:

(A)          a copy of such internal rule, guideline, protocol, or other similar criterion; or

(B)           a statement that such internal rule, guideline, protocol, or other similar criterion was relied upon and that a copy is available to the claimant at no charge upon request.

3.9           CLAIMS REVIEW PROCEDURE

(a)           Request for Review.  If the Administrator makes an adverse benefit decision as described above, a claimant may request that the Administrator review the claim and the adverse benefit determination.  The claimant must make this request no later than 60 (180 for disability benefit determinations) days after receiving the written notice provided for above.  This period begins when a request for review is filed in accordance with the Plan’s reasonable procedures, whether or not the request for review contains all information necessary to make a benefit determination.

A claimant may submit written comments, documents, records, or other information relating to the claim for consideration in the review.  The review shall take into account all such information submitted by the claimant, regardless of whether it was submitted or considered in the initial benefit determination.  For disability benefit determinations, on review, no deference shall be given to the initial adverse benefit determination.  The review shall be conducted by the Plan’s Disability Appeal Fiduciary.  If, in connection with the adverse disability benefit determination, the Plan obtained on its behalf the advice of any medical or vocational experts, such expert(s) shall be identified, whether or not their advice was relied upon in making the adverse benefit determination.  If the adverse disability benefit decision was based in whole or part on a medical judgment, in conducting the review the Disability Appeal Fiduciary shall consult with a health care professional with appropriate training and experience in the field of medicine involved in the medical judgment.  This health care professional shall not be a person or a subordinate of a person who was consulted in connection with the adverse benefit determination.

Upon request, the claimant shall have reasonable access to and free copies of all documents, records, and other information that is relevant to the claim.  A document, record or other information shall be considered to be relevant to a claim if it:

(1)           was relied upon, submitted, considered or generated in the course of making the benefit determination; or

(2)           demonstrates compliance with the administrative processes and safeguards required in the making of the benefit determination; or

(3)           in the case of a disability benefit determination, constitutes a statement of policy or guidance with respect to the Plan concerning the benefit denied for the claimant’s diagnosis, whether or not such advice or statement was relied upon in making the benefit determination.

The Administrator shall notify the claimant of the determination on review not later than 60 (45 for disability benefit determinations) days after the receipt of the claimant’s request for review.  If the Administrator determines that special circumstances require more time to process the review of a claim, this period may be extended up to a maximum of 60 (45 for disability benefit determinations) additional days.  If such an extension is required, the Administrator shall give written notice no later than 60 (45 for disability benefit determinations) days after the receipt of the request for review.  The written notice shall describe the special circumstances requiring the extension and the expected date by which the review determination will be made.  If the Administrator extends the review period due to a claimant’s failure to submit information necessary to decide a claim, the deadline by which the Administrator must make its determination on review shall be suspended from the date on which it notifies the claimant of the extension until the date the claimant responds to the request for additional information.

(b)           Notice of Decision on Review.  The Administrator shall notify a claimant in writing of the benefit determination on review.  If the benefit determination is adverse, the notification shall set forth in a manner calculated to be understood by the claimant:

(1)           the specific reason(s) for the adverse determination;

(2)           specific Plan provisions upon which the determination is based;

(3)           a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined above) to the claim for benefits;

(4)           a statement describing any voluntary appeal procedures offered by the Plan;

(5)           a statement of the claimant’s right to bring a civil action under Section 502(a) of the Act; and

(6)           for disability benefit determinations, if any internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either:

(A)          a copy of such internal rule, guideline, protocol, or other similar criterion; or

(B)           a statement that such internal rule, guideline, protocol, or other similar criterion was relied upon and that a copy is available to the claimant at no charge upon request; and

(7)           the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

This claims procedure is designed so as not to contain any provision that unduly inhibits or hampers the initiation or processing of claims for benefits, nor shall it be administered in such a manner.  Specifically, no fee shall be charged as a prerequisite to making a claim or appealing an adverse benefit decision.  Furthermore, in the case of disability benefit determinations, there is no requirement that a claimant must file more than two appeals of an adverse benefit determination prior to bringing a civil action under Section 502(a) of the Act, nor is there any requirement that adverse benefit determinations must be submitted to binding arbitration.

Article IV
ELIGIBILITY

4.1           CONDITIONS OF ELIGIBILITY

With respect to salary reduction elections pursuant to Section 5.2 and Employer Discretionary Matching Contributions pursuant to Section 5.1(b), any Eligible Employee who has completed three (3) consecutive months of service with at least 250 Hours of Service and has attained age 21 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements.  For purposes of this Section, however, if an Eligible Employee completes one (1) Year of Service prior to completing three (3) consecutive months of service, then such Employee will be deemed to have completed three (3) consecutive months of service.

With respect to Employer Discretionary Optional contributions pursuant to Section 5.1(c), any Eligible Employee who has completed one (1) Year of Service and has attained age 21 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements.

Notwithstanding any other provision of this Section, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

4.2           EFFECTIVE DATE OF PARTICIPATION

With respect to Salary Reduction Contribution elections made pursuant to Section 5.2 and Employer Discretionary Matching Contributions made pursuant to Section 5.1(b), an Eligible Employee shall become a Participant effective as of the first day of the month coinciding with or next following the date on which such Employee met the eligibility requirements of Section 4.1, provided said Employee was still employed as of such date.  However, with respect to Employer Discretionary Optional Contributions made pursuant to Section 5.1(c), an Eligible Employee shall become a Participant effective as of the earlier of the first day of the Plan Year or the first day of the seventh month of such Plan Year coinciding with or next following the date such Employee met the eligibility requirements of Section 4.1, provided said Employee was still employed as of such date (or if not employed on such date and if a 1-Year Break in Service has not occurred, as of the date of rehire or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

If an Eligible Employee satisfies the Plan’s eligibility requirement conditions by reason of recognition of service with a predecessor employer, such Employee will become a Participant as of the day the Plan credits service with a predecessor employer or, if later, the date the Employee would have otherwise entered the Plan had the service with the predecessor employer been service with the Employer.

4.3           DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer.  Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act.  Such determination shall be subject to review pursuant to Sections 3.8 and 3.9.

4.4           TERMINATION OF ELIGIBILITY

In the event that a Participant who was previously an Eligible Employee becomes ineligible, such Former Participant shall continue to vest in the Plan for each Year of Service completed while an ineligible Employee, until such time as the Participant’s Account is forfeited or distributed pursuant to the terms of the Plan.  During such time, the Former Participant’s interest in the Plan shall continue to share in the earnings of the Trust Fund.

4.5           OMISSION OF ELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 5.4(e), so that the omitted Employee receives a total amount which the Employee would have received (including both Employer Contributions and earnings thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

4.6           INCLUSION OF INELIGIBLE EMPLOYEE

If in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person.  In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.  Notwithstanding the forgoing, any Deferred Compensation made by an ineligible person shall be distributed to the person (along with any earnings attributable to such Deferred Compensation).

4.7           REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a)           Participation.

(1)           A Former Participant shall participate in the Plan as of the date of reemployment.

(2)           A rehired Eligible Employee who had fulfilled the requirements of Section 4.1 for participation in salary reduction elections and Employer Discretionary Matching Contributions prior to severance from employment may participate in such contributions immediately upon reemployment unless the Employee has incurred a 1-Year Break in Service.  If a 1-Year Break in Service was incurred, the Employee’s prior service will be disregarded for eligibility purposes, and the Eligible Employee shall be treated as a new employee.

(3)           A rehired Eligible Employee who had fulfilled the requirements of Section 4.1 for participation in Employer Discretionary Optional Contributions prior to severance from employment, but who had not reached his or her effective date of participation under Section 4.2 shall participate in such those contributions as described in Section 4.2 unless the Employee has incurred a 1-Year Break in Service.  If a 1-Year Break in Service was incurred, the Employee’s prior service will be disregarded for eligibility purposes, and the Eligible Employee shall be treated as a new employee.

(4)           A rehired Eligible Employee who had not fulfilled the requirements of Section 4.1 for participation in salary reduction elections and Employer Discretionary Matching Contributions prior to severance from employment shall continue to earn Years of Service for eligibility purposes upon reemployment unless the Employee has incurred a 1-Year Break in Service.  If a 1-Year Break in Service was incurred, the Employee’s prior service will be disregarded for eligibility purposes, and the Eligible Employee shall be treated as a new employee for purposes of such contributions.

(5)           A rehired Eligible Employee who had not fulfilled the requirements of Section 4.1 for participation in Employer Discretionary Optional Contributions prior to severance from employment shall continue to earn Years of Service for eligibility purposes upon reemployment unless the Employee has incurred a 1-Year Break in Service.  If a 1-Year Break in Service was incurred, the Employee’s prior service will be disregarded for eligibility purposes, and the Eligible Employee shall be treated as a new employee for purposes of such contributions.

(b)           Vesting.  All Years of Service, as defined for vesting purposes under Section 2.76, shall be credited for all Accounts under the Plan except as specifically provided below for a Former Participant who is partially vested in any pre-break Account that is subject to vesting under the Plan.

(1)           After a partially Vested Former Participant incurs five consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant’s Account attributable to pre-break service shall not be increased as a result of post-break service, nor shall the Participant’s Account attributable to post-break service be increased as a result of pre-break service.  In such case, separate accounts will be maintained as follows:

(A)          one account for nonforfeitable benefits attributable to pre-break service; and

(B)           one account representing the Participant’s Employer- derived account balance in the Plan attributable to post-break service.

(2)           If a partially Vested Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his or her entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed.  Such repayment must be made before the earlier of five years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five consecutive 1-Year Breaks in Service commencing after the distribution.  If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five years after the date of distribution.  If the Former Participant does repay the full amount distributed, the forfeited portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution.  The source for such reinstatement may be Forfeitures occurring during the Plan Year.  If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts, provided, however, that if a discretionary contribution is made for such year, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

4.8           ELECTION NOT TO PARTICIPATE

The Administrator may, in its discretion, allow Employees to elect voluntarily not to participate in the Plan.  Any election not to participate must be communicated to the Employer, in writing, within a reasonable period of time before the beginning of a Plan Year, and shall be subject to rules and limitations adopted by the Administrator.

Article V
CONTRIBUTION AND ALLOCATION

5.1           FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

For each Plan Year, the Employer shall contribute to the Plan:

(a)           Salary Reduction Contributions:  The amount of the total salary reduction elections of all Participants made pursuant to Section 5.2(a), which amount shall be deemed an Employer Elective Contribution.  As provided in Section 5.2(b), the interest of a Participant in the Salary Reduction Contributions allocated to his account will always be 100% vested.

(b)           Discretionary Matching Contribution: On behalf of each Participant who is eligible to share in Employer Discretionary Matching Contributions for the Plan Year, an Employer Discretionary Matching Contribution in an amount determined at the sole discretion of the Employer, on behalf of each Participant up to a maximum of one hundred percent (100%) of the Participant’s Salary Reduction Contributions, provided, however, that the maximum Employer Discretionary Matching Contribution shall be based on a Participant’s Salary Reduction Contribution of up to four percent (4%) of such Participant’s Compensation from and after the Participant’s effective date of participation with respect to salary reduction elections. The interest of a Participant in the Employer Discretionary Matching Contributions allocated to his account will always be 100% vested.

(c)           Discretionary Optional Contribution: An Employer Discretionary Optional Contribution, which shall be determined in the sole discretion of the Employer.  The interest of a Participant in the Employer Discretionary Optional Contributions allocated to his account will become nonforfeitable pursuant to the vesting schedule contained in Section 8.4(b).

(d)           Qualified Non-Elective Contribution:  In the discretion of the Employer, An Employer Qualified Non-Elective Contribution made for the purpose of adjusting the Actual Deferral Percentage tests of Section 5.5 and/or the Actual Contribution Percentage tests of Section 5.7.

(e)           Top Heavy Minimum Contribution: Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution.

All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

5.2           PARTICIPANT’S SALARY REDUCTION ELECTION

(a)           Elections.  Each Participant may elect to defer a portion of Compensation (within the meaning of Code Section 415(c) and Treasury Regulation § 1.415(c)-2) which would have been received in the Plan Year (except for the deferral election) up to the maximum amount which will not cause the Plan to violate the provisions of Sections 5.5(a) and 5.9.  A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election, and shall remain in effect until terminated or modified.  The amount by which a Participant’s Compensation is reduced shall be that Participant’s Deferred Compensation and shall be treated as an Employer Elective Contribution and allocated to that Participant’s Elective Account.

For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4)( for Plan Years beginning after December 31, 2000), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and before determining any Employee contributions described in Code Section 414(h)(2) that are treated as Employer Contributions.

(b)           Vesting.  The balance in each Participant’s Elective Account shall be fully Vested at all times and, except as otherwise provided herein, shall not be subject to Forfeiture for any reason.

(c)           Distribution Limitations.  Notwithstanding anything in the Plan to the contrary, amounts held in the Participant’s Elective Account may not be distributable (including any offset of loans) earlier than:

(1)           severance from employment (for distributions after December 31, 2001, regardless of the date of severance from employment), Total and Permanent Disability, or death;

(2)           a Participant’s attainment of age 59 ½;

(3)           the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of a successor defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer.  For this purpose, a defined contribution plan does not include an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409), a simplified employee pension plan (as defined in Code Section 408(k)), or a simple individual retirement account plan (as defined in Code Section 408(p)); or

(4)           the proven financial hardship of a Participant, subject to the limitations of Section 8.9.

(d)           402(g) Limit.  For each Plan Year, a Participant’s Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year, except to the extent permitted under Section 5.15 of the Plan and Code Section 414(v), if applicable to the Participant.  If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 5.2(e).  The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

(e)           402(g) Limit Correction.  If a Participant’s Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation §1.402(g)-1(b)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of the Participant’s taxable year, notify the Administrator in writing of such excess and request that the Participant’s Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant’s taxable year.  Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income.  The amount distributed shall not exceed the Participant’s Deferred Compensation under the Plan for the taxable year (and any Income allocable to such excess amount).  Any distribution on or before the last day of the Participant’s taxable year must satisfy each of the following conditions:

(1)           the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

(2)           the Participant shall designate the distribution as Excess Deferred Compensation; and

(3)           the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

Any distribution made pursuant to this Section 5.2(e) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched.  Employer Discretionary Matching Contributions which relate to such Deferred Compensation shall be forfeited.

(f)            Excess Contributions Offset.  Notwithstanding Section 5.2(e) above, a Participant’s Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 5.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

(g)           Distribution.  At Normal Retirement Date, or such other date when the Participant is entitled to receive benefits, the fair market value of the Participant’s Elective Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary.

(h)           Election Procedures.  The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

(1)           A Participant’s initial salary deferral election must be made within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 5.2.  If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications.  The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator.  Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect, and shall remain in force until revoked.

(2)           A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective.  However, modifications to a salary deferral election shall be permitted only during election periods established by the Administrator prior to (i) the first day of a Plan Year, (ii) the first day of the seventh month of a Plan Year, and (iii) the last payroll date of the Plan Year.  Any modification shall not have retroactive effect and shall remain in force until revoked.

(3)           A Participant may elect to prospectively revoke the Participant’s salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator).  Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period.  Furthermore, the termination of the Participant’s employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

5.3           TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

Except for Employer Elective Contributions made to implement Participants’ salary reduction elections, the Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines.  If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

5.4           ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

(a)           Accounts.  The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit, as of each Anniversary Date or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

(b)           Allocation.  The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer Contributions for each Plan Year.  Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

(1)           Employer Elective Contribution: With respect to the Employer Elective Contribution of Salary Reduction Contributions made pursuant to Section 5.1(a), to each Participant’s Elective Account in an amount equal to each such Participant’s Deferred Compensation for the year.

(2)           Employer Discretionary Matching Contribution: With respect to the Employer Discretionary Matching Contribution made pursuant to Section 5.1(b), to each Participant’s Account in accordance with Section 5.1(b).  Only Participants who have completed a Year of Service during the Plan Year and who are actively employed on the last day of the Plan Year shall be eligible to share in the Employer Discretionary Matching Contribution for the year.  The requirements of the preceding sentence, however, shall not apply to Participants whose employment has been severed during the Plan Year because of death, Total and Permanent Disability, or retirement after reaching Early or Normal Retirement Age.

(3)           Employer Discretionary Optional Contribution: With respect to the Employer Discretionary Optional Contribution made pursuant to Section 5.1(c), to each Participant’s Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year.  Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the Employer Optional Discretionary Contribution for the year.  The requirements of the preceding sentence, however, shall not apply to Participants whose employment has been severed during the Plan Year because of death, Total and Permanent Disability, or retirement after reaching Early or Normal Retirement Age.

(4)           Qualified Non-Elective Contribution.  In the event that the Employer elects to make a Qualified Non-Elective Contribution pursuant to the terms of Section 5.6(b) and/or Section 5.8(b) below for the purpose of enabling the Plan to satisfy one of the tests set forth in Section 5.5 and/or Section 5.7, as applicable.  Each such Qualified Non-Elective Contribution shall be allocated to Non-Highly Compensated Participants as described in Section 5.6(b) or Section 5.8(b), as the case may be.

(c)           Company Stock, Dividends.  The Company Stock Account of each Participant shall be credited as of each Anniversary Date with Forfeitures of Company Stock and the Participant’s allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer for the Plan Year.  Stock dividends on Company Stock held in the Participant’s Company Stock Account shall be credited to the Participant’s Company Stock Account pursuant to the resolutions of the Board of Directors that declared said dividends.  Cash dividends on Company Stock held in the Participant’s Company Stock Account shall be credited to the Participant’s Other Investments Account pursuant to the resolutions of the Board of Directors that declared said dividends.  If no direction is provided to the Administrator for the allocation of such dividends, dividends on Company Stock held in the Participant’s Company Stock Account shall be allocated as soon as feasible following the declaring of the dividend.  Dividends attributable to unallocated Company Stock shall be allocated at the end of the Plan Year in which the dividends were declared.

(d)           Earnings and Losses.  As of each Valuation Date, before the allocation of Employer Contributions and Forfeitures for the current valuation period, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts (other than each Participant’s Company Stock Account) bear to the total of all Participants’ and Former Participants’ nonsegregated accounts (other than each Participant’s Company Stock Account) as of such date.  Participants’ transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the manner provided above.

Each segregated account, if any, maintained on behalf of a Participant shall be credited or charged with its separate share of earnings and losses.  Earnings or losses with respect to a Participant’s Directed Account shall be allocated in accordance with Section 5.12.

(e)           Forfeitures.  On or before each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 4.7(b), be used to satisfy any contribution that may be required pursuant to Section 4.5 and/or 8.8, or used to pay any administrative expenses of the Plan.  The remaining Forfeitures, if any, shall be allocated each year among the Participants’ Accounts of Participants otherwise eligible to share in the allocation of discretionary contributions in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all such Participants for the year.

In the event, however, that the allocation of Forfeitures provided herein causes the Annual Addition (as defined in Section 5.9) to any Participant’s Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 5.10.

(f)            Top-Heavy Allocations.  For any Top-Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above shall receive the minimum allocation provided for in Section 5.4(g) if eligible pursuant to the provisions of Section 5.4(g)(2).

(g)           Minimum Allocations Required for Top-Heavy Plan Years.  Notwithstanding the foregoing provisions, for any Top-Heavy Plan Year, the sum of the Employer Contributions and Forfeitures allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s “415 Compensation” (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (1) the sum of the Employer Contributions and Forfeitures allocated to the Participant’s Combined Account of each Key Employee for such Top-Heavy Plan Year is less than three percent (3%) of each Key Employee’s “415 Compensation” and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer Contributions and Forfeitures allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant’s Combined Account of any Key Employee.  In determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee’s Deferred Compensation and Employer Discretionary Matching Contributions needed to satisfy the “Actual Deferral Percentage” tests pursuant to

Section 5.5(a) or the “Actual Contribution Percentage” tests pursuant to Section 5.7(a) shall not be taken into account.

No such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

(1)           For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer Contributions and Forfeitures allocated on behalf of such Key Employee divided by the “415 Compensation” for such Key Employee.

(2)           For any Top-Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant’s Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service and (2) declined to make any mandatory contributions or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

(3)           Employer Optional Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and Section 5.4 (g) of the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer Optional Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(h)           Short Plan Years.  For purposes of this Section, in any short Plan Year the “415 Compensation” limit shall be an amount equal to the “415 Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

(i)            Delayed Data.  Notwithstanding anything in this Section to the contrary, when all information necessary to properly reflect a given transaction is not available until after the date specified herein for processing such transaction, the transaction will be reflected when such information is received and processed.  Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider).  The processing date of a transaction will be binding for all purposes of the Plan.

(j)            410(b) Fail-Safe Provision.  Notwithstanding anything contained herein to the contrary, if this Plan would otherwise fail to meet the requirements of Code Section 410(b)(1) and the Regulations thereunder because Employer Contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

(1)           The group of Participants eligible to share in the Employer Contributions and Forfeitures for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible and who are necessary to satisfy the applicable test specified above.  The specific Participants who shall become eligible under the terms of this paragraph shall be those who have not separated from service prior to the last day of the Plan Year and have completed the greatest number of Hours of Service in the Plan Year.

(2)           If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer Contributions and Forfeitures for the Plan Year shall be further expanded to include the minimum number of Participants who have separated from service prior to the last day of the Plan Year and are necessary to satisfy the applicable test.  The specific Participants who shall become eligible to share shall be those Participants who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

(3)           Nothing in this Section shall permit the reduction of a Participant’s accrued benefit.  Therefore, any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements.  Rather, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404.  Any adjustment to the allocations made pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

(4)           Notwithstanding the foregoing, if the portion of the Plan which is not a Code Section 401(k) or 401(m) plan would fail to satisfy Code Section 410(b) if the coverage tests were applied by treating those Participants whose only allocation would otherwise be provided under the top-heavy formula as if they were not currently benefiting under the Plan, then, for purposes of this Section 5.4(j), such Participants shall be treated as not benefiting and shall therefore be eligible to be included in the expanded class of Participants who will share in the allocation provided under the Plan’s non-top-heavy formula.

5.5           ACTUAL DEFERRAL PERCENTAGE TESTS

(a)           Maximum Annual Allocation: For each Plan Year beginning after December 31, 1996, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant’s Elective Account shall satisfy one of the following tests:

(1)           The “Actual Deferral Percentage” for the Highly Compensated Participant group shall not exceed the “Actual Deferral Percentage” of the Non-Highly Compensated Participant group multiplied by 1.25, or

(2)           The excess of the “Actual Deferral Percentage” for the Highly Compensated Participant group over the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group shall not be more than 2 percentage points.  Additionally, the “Actual Deferral Percentage” for the Highly Compensated Participant group shall not exceed the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) multiplied by 2.  The provisions of Code Section 401(k)(3) and Regulation §1.401(k)-2 are incorporated herein by reference.  Pursuant to said Regulation, Employer Discretionary Matching Contributions may be taken into account for purposes of determining the “Actual Deferral Percentage” under this paragraph.

However, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 5.2 and to make Employee contributions or to receive Employer Discretionary Matching Contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have a combination of such Participant’s Elective Contributions and Employer Discretionary Matching Contributions reduced pursuant to Regulation §1.401 (m)-2, the provisions of which are incorporated herein by reference.  The preceding sentence shall not apply for Plan Years beginning after December 31, 2001.

(b)           For the purposes of this Section “Actual Deferral Percentage” means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant’s Elective Account for such Plan Year, to such Participant’s “414(s) Compensation” for such Plan

Year.  The actual deferral ratio for each Participant and the “Actual Deferral Percentage” for each group shall be calculated to the nearest one-hundredth of one percent.  Employer Elective Contributions allocated to each Non-Highly Compensated Participant’s Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer and by any Employer Discretionary Matching Contributions which relate to such Excess Deferred Compensation.

(c)           For the purposes of Sections 5.5(a) and 5.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 5.2; whether or not such deferral election was made or suspended pursuant to Section 5.2.

(d)           For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), this Plan may not be combined with any other plan in Plan Years beginning before January 1, 2006.

(e)           For the purpose of this Section, for Plan Years beginning after December 31, 1996, when calculating the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group, the current year testing method shall be used.  Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

(f)            For Plan Years beginning on or after January 1, 2006, notwithstanding anything in this Section to the contrary, if a Highly Compensated Participant is eligible under more than one cash or deferred arrangement of the Employer, the provisions of this Section and Section 5.6 shall be applied to Employer Elective Contributions (and other contributions treated as Employer Elective Contributions) made for such Highly Compensated Participant as if such contributions had been made under a single arrangement, as provided in Regulation §1.401(k)-2.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code Section 401(k).

(g)           For Plan Years beginning after December 31, 1998, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

5.6           ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 5.4 do not or might not satisfy one of the tests set forth in Section 5.5(a), the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

(a)           Distribution of Excess Contributions.  On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Highly Compensated Participant having the largest dollar amount of Elective Contributions shall have a portion of such Participant’s Elective Contributions distributed until the total amount of Excess Contributions has been distributed or until the amount of such Participant’s Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest dollar amount of Elective Contributions. This process shall continue until the total amount of Excess Contributions has been distributed.  In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant, such amount shall be reduced pursuant to Section 5.2(e) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for such Participant’s taxable year ending with or within such Plan Year and by any forfeited Employer Discretionary Matching Contributions which relate to such Excess Deferred Compensation.

(1)           With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

(i)            may be postponed but not later than the close of the Plan Year following the Plan Year to which it is allocable;

(ii)           shall be made first from unmatched Deferred Compensation and, thereafter, proportionately from Deferred Compensation which is matched and Employer Discretionary Matching Contributions which relate to such Deferred Compensation, if used in the “Actual Deferral Percentage” tests pursuant to Section 5.5;

(iii)          shall be adjusted for Income; and

(iv)          shall be designated by the Employer as a distribution of excess Contributions (and Income).

(2)           Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

(3)           Employer Discretionary Matching Contributions which relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Contribution pursuant to (1) above or as an Excess Aggregate Contribution pursuant to Section 5.8.

(4)           Any Excess Contributions (and Income) which are distributed on or after 2½ months after the end of the Plan Year shall be subject to the ten percent Employer excise tax imposed by Code Section 4979.

(b)           Qualified Non-Elective Contribution.  Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 5.5(a).  Such contribution shall be allocated to the Participant’s Elective Account of each Non-Highly Compensated Participant eligible to share in the allocation under the method designated by the Employer for the Plan Year.  The Employer shall provide the Administrator with written notification of the amount of the contribution being made and the method of allocation to be used, such method to be one of the following:

(1)           Prorata to All NHCPs.  Such contribution shall be allocated to all Non-Highly Compensated Participants in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

(2)           Per Capita to All NHCPs.  Such contribution shall be allocated in equal amounts (per capita) to all Non-Highly Compensated Participants.

(3)           Prorata to All Electing NHCPs.  Such contribution shall be allocated to all Non-Highly Compensated Participants electing salary reductions pursuant to Section 5.2 in the same proportion that the Deferred Compensation of each such Non-Highly Compensated Participant bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.

(4)           Per Capita to All Electing NHCPs.  Such contribution shall be allocated to all Non-Highly Compensated Participants electing salary reductions pursuant to Section 5.2 in equal amounts (per capita).

Any of the foregoing options may be modified at the Employer’s discretion by application of the following rule: Non-Highly Compensated Participants who are not employed at the end of the Plan Year shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Further, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution made on behalf of Non-Highly Compensated Participants and used to satisfy the “Actual Deferral Percentage” or “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.

(c)           Reduction or Limitation of Deferrals.  If, during a Plan Year, it is projected that the aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 5.5(a), then the Administrator may automatically reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest deferral ratio until it is anticipated the Plan will pass the tests or until the actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio.  This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 5.5(a).  Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred.

5.7           ACTUAL CONTRIBUTION PERCENTAGE TESTS

(a)           The “Actual Contribution Percentage” for Plan Years beginning after December 31, 1996 for the Highly Compensated Participant group shall not exceed the greater of:

(1)           125 percent of such percentage for the Non-Highly Compensated Participant group; or

(2)           the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 5.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive Employer Discretionary Matching Contributions under this Plan or under any plan maintained by the Employer or an Affiliated Employer shall have a combination of Elective Contributions and Employer Discretionary Matching Contributions reduced pursuant to Regulation §1.401(m)-2 and Section 5.8(a). The preceding sentence shall not apply for Plan Years beginning after December 31, 2001.

The provisions of Code Section 401(m) and Regulation §1.401(m)-1(b) are incorporated herein by reference.

(b)           For the purposes of this Section and Section 5.8, “Actual Contribution Percentage” for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:

(1)           the sum of Employer Discretionary Matching Contributions

made pursuant to Section 5.1 (b) (to the extent such Employer Discretionary Matching Contributions are not used to satisfy the “Actual Deferral Percentage” tests) on behalf of each such Participant for such Plan Year; to

(2)           the Participant’s “414(s) Compensation” for such Plan Year.

(c)           For purposes of determining the “Actual Contribution Percentage,” only Employer Discretionary Matching Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered.  In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer Discretionary Matching Contributions pursuant to Section 5.1 (b) allocated to their accounts (to the extent such Employer Discretionary Matching Contributions are not used to satisfy the “Actual Deferral Percentage” tests), elective deferrals (as defined in Regulation §1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer Discretionary Matching Contributions subject to Regulation §1.401(m)-2(a)(6), which is incorporated herein by reference.  However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

(d)           For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), this Plan may not be combined with any other plan in Plan Years beginning before January 1, 2006.

(e)           For purposes of Sections 5.7(a) and 5.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer Discretionary Matching Contributions (whether or not a deferral election was made or suspended) allocated to the Participant’s account for the Plan Year.

(f)            For the purpose of this Section, for Plan Years beginning after December 31, 1996, when calculating the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group, the current year testing method shall be used.  Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

(g)           For Plan Years beginning on or after January 1, 2006, notwithstanding anything in this Section to the contrary, if a Highly Compensated Participant is eligible under more than one plan of the Employer to which matching contributions or employee contributions may be made, the provisions of this Section and Section 5.8 shall be applied to Employer Discretionary Matching

Contributions and employee contributions made for or by such Highly Compensated Participant as if such contributions had been made under a single arrangement, as provided in Regulation §1.401(m)-2(a)(3).  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code Section 401(m).

(h)           For Plan Years beginning after December 31, 1998, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

5.8           ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

In the event (or if it is anticipated) that the “Actual Contribution Percentage” for the Highly Compensated Participant group exceeds (or might exceed) the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group pursuant to Section 5.7(a), the Administrator shall adjust Excess Aggregate Contributions pursuant to the options set forth below:

(a)           Distribution of Excess Aggregate Contributions.  On or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year, the Administrator shall direct the Trustee to distribute to the Highly Compensated Participant having the largest dollar amount of contributions determined pursuant to Section 5.7(b) the portion of such contributions (and Income allocable to such contributions) until the total amount of Excess Aggregate Contributions has been distributed, or until the Participant’s remaining amount equals the amount of contributions determined pursuant to Section 5.7(b) of the Highly Compensated Participant having the second largest dollar amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.

(1)           Any distribution of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income.  Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

(2)           Excess Aggregate Contributions shall be treated as Employer Contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

(3)           The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as after-tax voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

(4)           Any Excess Aggregate Contributions (and Income) which are distributed on or after 2½ months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

(b)           Qualified Non-Elective Contribution.  Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 5.7.  Such contribution shall be allocated to the Participant’s Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance under the method designated by the Employer for the Plan Year.  The Employer shall provide the Administrator with written notification of the amount of the contribution being made and the method of allocation being used, such method to be one of the following:

(1)           Prorata to All NHCPs.  Such contribution shall be allocated to all Non-Highly Compensated Participants in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

(2)           Per Capita to All NHCPs.  Such contribution shall be allocated to all Non-Highly Compensated Participants in equal amounts (per capita).

(3)           Prorata to All Electing NHCPs.  Such contribution shall be allocated to all Non-Highly Compensated Participants electing salary reductions pursuant to Section 5.2 in the same proportion that the Deferred Compensation of each such Non-Highly Compensated Participant bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.

(4)           Per Capita to All Electing NCHPs.  Such contribution shall be allocated for the year to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 5.2 in equal amounts (per capita).

Any of the foregoing options may be modified at the Employer’s discretion by application of the following rule: Non-Highly Compensated Participants who are not employed at the end of the Plan Year shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Further, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution made on behalf of Non-Highly Compensated Participants and used to satisfy the “Actual Deferral Percentage” or “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.

(c)           Reduction or Limitation of Deferrals.  If, during a Plan Year, the projected aggregate amount of Employer Discretionary Matching Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 5.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 5.8(a) each affected Highly Compensated Participant’s projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 5.7(a).

5.9           MAXIMUM ANNUAL ADDITIONS

(a)           For Limitation Years beginning after December 31, 2001, except to the extent permitted under Section 5.15 and Code Section 414(v), if applicable, the Annual Addition that may be contributed or allocated to a Participant’s accounts under the Plan for any Limitation Year shall not exceed the lesser of: (1) $40,000, as adjusted for increases in the cost of living under Code Section 415(d), or (2) 100 percent of the Participant’s “415 Compensation” for such Limitation Year.  The “415 Compensation referred to in (2) shall not apply to any contribution for medical benefits after separation form service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.  If the Employer contribution that would otherwise be contributed or allocated to the Participant’s accounts would cause the Annual Additions for the Limitation Year to exceed the maximum Annual Additions, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum Annual Additions, and any amount in excess of the maximum Annual Additions, which would have been allocated to such Participant may be allocated to other Participants. For any short Limitation Year, the dollar limitation in (1) above shall be reduced by a fraction the numerator of which is the number of full months in the short Limitation Year and the denominator of which is twelve (12).

(b)           For purposes of applying the limitations of Code Section 415, Annual Addition means the sum credited to a Participant’s accounts for any Limitation Year of (1) Employer Contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e))

maintained by the Employer. The “415 Compensation” percentage limitation referred to in paragraph (a)(2) above, however, shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition or (2) any amount otherwise treated as an Annual Addition under Code Section 415(1)(1).

(c)           For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an Annual Addition.  In addition, the following are not Employee contributions for the purposes of Section 5.9(b): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

(d)           For purposes of applying the limitations of Code Section 415, the Limitation Year shall be the Plan Year.

(e)           For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(f)            For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

(g)           For the purpose of this Section, if this Plan is a Code Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

(h)           If a Participant participates in more than one defined contribution plan maintained by the Employer, the following rules shall apply:

(1)           If a Participant participates in more than one defined contribution plan maintained by the Employer and such plans have different Anniversary Dates, the maximum Annual Additions under this Plan shall equal the maximum Annual Additions for the Limitation Year minus any Annual Additions previously credited to such Participant’s accounts during the Limitation Year.

(2)           If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer and such plans have the same Anniversary Date, Annual Additions will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting Annual Additions to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.

(3)           If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer and such plans have the same Anniversary Date, the maximum Annual Additions under this Plan shall equal the product of (A) the maximum Annual Additions for the Limitation Year minus any Annual Additions previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the Annual Additions which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such Annual Additions for all plans described in this subparagraph.

(i)            Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

5.10         ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

(a)           Correction of Excess Amounts.  If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 5.9 or other facts and circumstances to which Regulation §1.415-6(b)(6) is applicable, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Participant, the “excess amount” will be disposed of in one of the following manners, as uniformly determined by the Administrator for all Participants similarly situated.

(1)           Reduction of Deferrals and Matching Contributions.  Any unmatched Deferred Compensation and, thereafter, proportionately from Deferred Compensation which is matched and Employer Discretionary Matching Contributions which relate to such Deferred Compensation, will be reduced to the extent they would reduce the “excess amount.”  The Deferred Compensation and any gains attributable thereto will be distributed to the Participant, and the Employer Discretionary Matching Contributions and any gains attributable thereto will be used to reduce the Employer contribution in the next Limitation Year.

(2)           Reduction of Employer Contribution.  If, after the application of subparagraph (1) above, an “excess amount” still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the “excess amount” will be used to reduce the Employer contribution (including allocation of any Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

(3)           Suspense Account.  If, after the application of subparagraph (1) above, an “excess amount” still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the “excess amount” will be held unallocated in a “Section 415 suspense account.”  The “Section 415 suspense account” will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

(4)           Rules for Suspense Account.  If a “Section 415 suspense account” is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of investment gains and losses of the Trust Fund.  If a “Section 415 suspense account” is in existence at any time during a particular Limitation Year, all amounts in the “Section 415 suspense account” must be allocated and reallocated to Participants’ accounts before any Employer Contributions or any Employee contributions may be made to the Plan for that Limitation Year.  Except as provided in (1) above, “excess amounts” may not be distributed to Participants or Former Participants.

(b)           Excess Amount.  For purposes of this Section, “excess amount” for any Participant for a Limitation Year shall mean the excess, if any, of (1) the Annual Additions which would be credited to the Participant’s account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum Annual Additions determined pursuant to Section 5.9.

(c)           Section 415 Suspense Account.  For purposes of this Section, “Section 415 suspense account” shall mean an unallocated account equal to the sum of “excess amounts” for all Participants in the Plan during the Limitation Year.

5.11         ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

(a)           Transfers from Qualified Plans.  With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan from other tax qualified plans under Code Section 401(a) by Eligible Employees or by Employers, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator shall reasonably conclude that the amounts to be transferred meet the requirements of this Section.  The amounts transferred shall be set up in a separate account herein referred to as a Participant’s Transfer Account. Furthermore, unless a Participant is fully vested in the amounts transferred, for vesting purposes, the Participant’s portion of the Participant’s Transfer Account attributable to any transfer shall continue to vest in accordance with the vesting provisions of the transferring plan.

Except as permitted by Regulations (including Treasury Regulation §1.411(d)-4), amounts attributable to elective contributions (as defined in Treasury Regulation §1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Treasury Regulation §1.401(k)-1(d).

Accounts transferred to this Plan as the result of a plan merger shall be subject to this Section 5.11(a).

(b)           Rollovers.  With the consent of the Administrator, the Plan may accept a “rollover” made by an Eligible Employee, provided the “rollover” will not jeopardize the tax-exempt status of the Plan or create adverse tax consequences for the Employer.  Prior to accepting any “rollovers” to which this Section applies, the Administrator must reasonably conclude that the amounts to be rolled over to this Plan meet the requirements of this Section.  The amounts rolled over shall be set up in a separate account herein referred to as a “Participant’s Rollover Account.”  Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

For purposes of this Section, the term “rollover” means: (i) amounts transferred to this Plan directly from a qualified plan described in Code Section 401(a) or 403(a), or, effective October 1, 2005, directly from an annuity contract described in Code Section 403(b); (ii) distributions received by an Employee from another qualified plan described in Code Section 401(a) or 403(a) or, effective October 1, 2005, distributions received by an Employee from an annuity contract described in Code Section 403(b), which distributions are eligible for tax-free rollover and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan described in Code Section 401(a) or 403(a), (B) were eligible for tax-free rollover,  and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above and transferred by the Employee to this Plan within sixty (60) days of receipt thereof from such conduit individual retirement account.  In no event shall after-tax employee contributions be accepted as “rollovers” into this Plan except those after-tax employee contributions that were previously accepted by a plan that is subsequently merged into this Plan.

(c)           Trustee’s Duties.  Amounts in a Participant’s Transfer Account or Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan.  The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(d)           Distributions.  Amounts in a Participant’s Transfer Account or Rollover Account may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Section 8.9, Section 8.11, and paragraphs (d) and (f) of this Section.  At such date when the Participant or the Participant’s Beneficiary is entitled to receive benefits, the Participant’s Transfer Account or Rollover Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary.  Any distributions of amounts held in a Participant’s Transfer Account or Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 8.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

(e)           Temporary Segregation.  The Administrator may direct that Employee transfers and rollovers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 5.12.

(f)            Protected Benefits.  Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan described in Code Section 401(a) or 403(a) (or a transaction having the effect of such a transfer) shall be permitted only if it will not result in the elimination or reduction of any “Section 411(d)(6) protected benefit” as described in Section 10.1.

5.12         DIRECTED INVESTMENT ACCOUNT

(a)           In General.  Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all or a portion of their individual account balances attributable to their Deferred Compensation and attributable to their Participants’ Transfer Account (excluding any portion attributable to a stock bonus plan that has been merged into this Plan) or Rollover Accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures.  That portion of the interest of any Participant so directing will thereupon be considered a Participant’s Directed Account.

(b)           Valuation.  As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

(1)           to the extent that the assets in a Participant’s Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant’s Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant’s share of such pooled investment; and

(2)           to the extent that the assets in the Participant’s Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

(c)           Time of Implementation.  Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant.  No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction.  Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee.  Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure. the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider).  The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

5.13         DIVERSIFICATION RIGHTS

(a)           Diversification of Company Stock Account. Each “Qualified Participant” may elect within ninety (90) days after the close of each Plan Year during the “Qualified Election Period” to direct the Trustee in writing to invest, as described below, twenty-five percent (25%) of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to such “Qualified Participant’s” Company Stock Account, (reduced by the number of shares of Company Stock previously diversified or distributed, pursuant to a prior election, in cash, in mutual fund interests as permitted by Section 8.6(a), and/or in Company Stock). For this purpose, the Participant’s Company Stock Account shall include any portion of the Company Stock Account attributable to the Participant’s Target Benefit Capital Accumulation and any portion attributable to a stock bonus plan that has been merged into this Plan, but shall exclude any portion that is attributable to Elective Contributions or to the Participant’s Transfer Account or Rollover Account (other than a portion attributable to a stock bonus plan that has been merged into this Plan). An investment election described in this paragraph may be directed to such specific assets, specific funds or other investments as are permitted under the Plan for this purpose, which investment options shall consist of at least three (3) investment options not inconsistent with any Regulations promulgated by the Secretary of the Treasury. The Trustee shall invest the portion of the “Qualified Participant’s” Company Stock that is subject to the diversification election within ninety (90) days after the period during which the Participant’s election may be made. In the case of the election year in which the last election can be made by the Participant, the preceding sentence shall be applied by substituting “50 percent” for “25 percent.”  If the “Qualified Participant” elects to direct the Trustee as to the distribution of the Participant’s Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies.

Notwithstanding the preceding paragraph, if the fair market value (determined pursuant to Section 6.1 at the Plan Valuation Date immediately preceding the first day on which a “Qualified Participant” is eligible to make an election) of Company Stock acquired by or contributed to the Plan and allocated to a “Qualified Participant’s” Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph. For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

(b)           Definitions. For the purposes of this Section, the following definitions shall apply:

(1)           “Qualified Participant” means any Participant or Former Participant who has completed ten (l0) years of participation and has attained age 55.

(2)           “Qualified Election Period” means the six (6) Plan Year period beginning with the later of (i) the first Plan Year in which the Participant first became a “Qualified Participant,” or (ii) the first Plan Year beginning after December 31, 1986.

(c)           This Section 5.13 shall be administered in accordance with Notice 88-56 until the promulgation of Regulations which supersede said Notice. The Administrator may adopt a uniform nondiscriminatory policy for the substitution of distribution rights in satisfaction of the requirements of offering diversification rights to Qualified Participants, or may offer both distribution and diversification rights. Such distribution and/or diversification rights shall comply with the applicable requirements of Notice 88-56 or superseding Regulations by making available for diversification or distribution the amounts described in Section 5.13(a) above within the period therein described.

5.14         QUALIFIED MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service will be provided in accordance with Code Section 414(u).

5.15         CATCH-UP CONTRIBUTIONS

All Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

No Employer Discretionary Matching Contribution will be made with respect to catch-up contributions.

Article VI
FUNDING AND INVESTMENT POLICY

6.1           INVESTMENT POLICY

(a)           The Plan is designed to invest primarily in Company Stock.

(b)           With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.

(c)           With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in insurance policies on the life of any “keyman” Employee. The proceeds of a “keyman” insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any “keyman” insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

(d)           The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

(e)           The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

(f)            All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article VI shall be applicable.

6.2           TRANSACTIONS INVOLVING COMPANY STOCK

(a)           No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

(1)           during the “Nonallocation Period,” for the benefit of

(i)            any taxpayer who makes an election under Code Section 1042(a) with respect to Company Stock,

(ii)           any individual who is related to the taxpayer (within the meaning of Code Section 267(b)), or

(2)           for the benefit of any other person who owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of

(i)            Any class of outstanding stock of the Employer or Affiliated Employer which issued such Company Stock, or

(ii)           the total value of any class of outstanding stock of the Employer or Affiliated Employer.

(b)           Except, however, subparagraph (a)(1)(ii) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the “Nonallocation Period” does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 is applied.

(c)           A person shall be treated as failing to meet the stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

(1)           at any time during the one (1) year period ending on the date of sale of Company Stock to the Plan, or

(2)           on the date as of which Company Stock is allocated to Participants in the Plan.

(d)           For purposes of this Section, “Nonallocation Period” means the period beginning on the date of the sale of the Company Stock and ending on the date which is ten (10) years after the date of sale.

Article VII
VALUATIONS

7.1           VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

7.2           METHOD OF VALUATION

Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).

Article VIII
DETERMINATION AND DISTRIBUTION OF BENEFITS

8.1           DETERMINATION OF BENEFITS UPON RETIREMENT

Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant’s Normal Retirement Date or Early Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 8.4, shall continue until such Participant’s Late Retirement Date. Upon a Participant’s Retirement Date or attainment of Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant’s Combined Account in accordance with Sections 8.5 and 8.6.

8.2           DETERMINATION OF BENEFITS UPON DEATH

(a)           Upon the death of a Participant before the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. If elected, distribution of the Participant’s Combined Account shall commence not later than one (1) year after the close of the Plan Year in which such Participant’s death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 8.5 and 8.6, to distribute the value of the deceased Participant’s accounts to the Participant’s Beneficiary.

(b)           Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 8.5 and 8.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant’s Beneficiary.

(c)           Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

(d)           The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.

(e)           The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

(1)           the spouse has waived the right to be the Participant’s Beneficiary, or

(2)           the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) which provides otherwise), or

(3)           the Participant has no spouse, or

(4)           the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

(f)            In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant’s death, the death benefit will be paid to the Participant’s estate. If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary’s estate.

(g)           Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant’s designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

(h)           Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

8.3           DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

In the event of a Participant’s Total and Permanent Disability prior to the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. In the event of a Participant’s Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 8.5 and 8.6, shall direct the distribution to such Participant of all Vested amounts credited to such Participant’s Combined Account. If such Participant elects, distribution shall commence not later than one (1) year after the close of the Plan Year in which Total and Permanent Disability occurs.

8.4           DETERMINATION OF BENEFITS UPON TERMINATION

(a)           If a Participant’s employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 8.4.

If a portion of a Participant’s Account is forfeited, Company Stock allocated to the Participant’s Company Stock Account must be forfeited only after the Participant’s Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant’s Account, the Participant must be treated as forfeiting the same proportion of each such class.

Distribution of the funds due to a Terminated Participant shall be made as soon as administratively feasible following the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant’s death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant’s Combined Account shall be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 8.5 and 8.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

If the value of a Terminated Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $1,000, then the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

For purposes of this Section 8.4, if the value of a Terminated Participant’s Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

(b)           The Vested portion of any Participant’s Account attributable to Employer Discretionary Optional Contributions shall be a percentage of the total amount credited to the Participant’s Account determined on the basis of the Participant’s number of Years of Service according to the following schedule:

Vesting Schedule

Years of Service	Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

(c)           Notwithstanding the vesting schedule above, the Vested percentage of a Participant’s Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

(d)           Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer Contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(e)           The computation of a Participant’s nonforfeitable percentage of such Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

(1)           the adoption date of the amendment,

(2)           the effective date of the amendment, or

(3)           the date the Participant receives written notice of the amendment from the Employer or Administrator.

8.5           DISTRIBUTION OF BENEFITS

(a)           Form of Payment. Except as provided in subsection (h) below, relating to the distribution of Target Benefit Capital Accumulations, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant’s Beneficiary any amount to which the Participant is entitled under the Plan in one lump-sum payment or in partial lump-sum payments each of which partial payments is less than the entire remaining Participant’s Combined Account.

(b)           Cash-Outs and Required Consent. Any distribution to a Participant who has a benefit which exceeds $1,000 shall require such Participant’s written (or other form permitted by the Internal Revenue Service) consent if such distribution occurs prior to the time the benefit is “immediately distributable.” A benefit is “immediately distributable” if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant’s Normal Retirement Age or age 62. Any distribution to a Beneficiary or “alternate payee” (as defined in Section 8.10), however, shall require such Beneficiary’s or alternate payee’s consent only if the benefit exceeds $5,000. For purposes of such involuntary distributions to Beneficiaries and alternate payees (but not for purposes of involuntary distributions to terminated Participants), the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meanings of Code Sections 402(c), 403(a)(4),403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the terminated Participants’ nonforfeitable account balance as so determined is $1,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable account balance.

With regard to the required consent:

(1)           The Participant, Beneficiary, or alternate payee must be informed of the right to defer receipt of the distribution. If a Participant, Beneficiary, or alternate payee fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 8.5(e).

(2)           Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.

(3)           Written (or other form permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant, Beneficiary, or alternate payee receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

(4)           No consent shall be valid if a significant detriment is imposed under the Plan on any Participant, Beneficiary, or alternate payee who does not consent to the distribution.

Any such distribution may commence less than thirty (30) days after the notice required under Regulation §1.411(a)-11 (c) is given, provided that: (1) the Administrator clearly informs the Participant, Beneficiary, or alternate payee that he or she has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, Beneficiary, or alternate payee, after receiving the notice, affirmatively elects a distribution.

(c)           Cash Dividends. Notwithstanding anything herein to the contrary, the Administrator may direct that cash dividends on shares of Company Stock allocable to Participants’ or Former Participants’ Company Stock Accounts be distributed to such Participants or Former Participants within ninety (90) days after the close of the Plan Year in which the dividends are paid.

(d)           Retained Accounts. Any part of a Participant’s benefit which is retained in the Plan after the Anniversary Date on which the Participant’s participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account (subject to Section 8.4(a)) as provided in Article IV. However, neither account will be credited with any further Employer Contributions or Forfeitures.

(e)           Required Minimum Distributions. Subject to Subsection (h), relating to the distribution of Target Benefit Capital Accumulations, the requirements of this Subsection (e) shall apply to any distribution of a Participant’s interest in the Plan and will take precedence over any inconsistent provisions of the Plan. The provisions of this Subsection (e) apply to calendar years beginning after December 31, 2002.

(1)           Code Section 401(a)(9). All distributions required under this Subsection shall be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental death benefit requirements of Code Section 401(a)(9)(G).

(2)           Limits on Distribution Periods. As of the first distribution calendar year with respect to a Participant, distributions, if not made in a single lump sum, may be made over one of the following periods only (or a combination thereof):

(A)          the life of the Participant,

(B)           the life of the Participant and a Designated Beneficiary,

(C)           a period certain not extending beyond the life expectancy of the Participant, or

(D)          a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

(3)           Required Beginning Date. A Participant’s entire interest in the Plan shall be distributed or must begin to be distributed to the Participant no later than the Participant’s required beginning date.

(4)           Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)          If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, except as provided in paragraph (9), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.

(B)           If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in paragraph (9), distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)           If there is no beneficiary designated as of the date of the Participant’s death who remains a beneficiary as of September 30 of the year immediately following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)          If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this paragraph (4), other than subparagraph (4)(A), will apply as if the surviving spouse were the Participant.

For purposes of this paragraph (4) and paragraphs (7) and (8), unless paragraph (4)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If subparagraph (4)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (4)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under paragraph (4)(A)), the date distributions are considered to begin is the date distributions actually commence.

(5)           Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single lump sum on or before the required beginning date, then as of the first distribution calendar year distributions will be made in accordance with paragraphs (6), (7), and (8) of this Subsection. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations thereunder.

(6)           Required Minimum Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)          the quotient obtained by dividing the Participant’s account balance by the distribution period in set forth in the Uniform Lifetime Table found in Treasury Regulation §1.401(a)(9)-9, Q&A-2, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)           if the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation §1.401(a)(9)-9, Q&A-3, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined under this paragraph (6) beginning with the first distribution calendar year and continuing up to and including the distribution calendar year that includes the Participant’s date of death.

(7)           Participant’s Death On or After Date Required Distributions Begin.

(A)          Participant Survived by Designated Beneficiary. If the Participant dies on or after the date required distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)            The Participant’s remaining life expectancy is calculated in accordance with the Single Life Table found in Treasury Regulation §1.401(a)(9)-9, Q&A-1, using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated using the Single Life Table found in Treasury Regulation §1.401(a)(9)-9, Q&A-1, for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)          If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated under the Single Life Table using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)           No Designated Beneficiary. If the Participant dies on or after the date required distributions begin and there is no Designated Beneficiary as of the Participant’s date of death who remains a beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the

Participant’s account balance by the Participant’s remaining life expectancy under the Single Life Table, calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(8)           Death Before Date Distributions Begin.

(A)          Participant Survived by Designated Beneficiary. Except as provided in paragraph (9), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in paragraph (7).

(B)           No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of the date of death of the Participant who remains a beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph (4)(A), this paragraph (8) will apply as if the surviving spouse were the Participant.

(9)           Election to Allow Participants or Beneficiaries to Elect 5-Year Rule. Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in paragraphs (4) and (8) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under paragraph (4), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor the beneficiary makes an election under this paragraph, distributions will be made in accordance with paragraphs (4) and (8) and, if applicable, the elections in paragraphs (3)-(5) above.

(10)         Definitions.

(A)          Designated Beneficiary. The individual who is designated as the Beneficiary under Sections 2.6 and 8.2 of the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Treasury Regulations §1.401(a)(9)-4.

(B)           Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under paragraph (4). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(C)           Life Expectancy. Life expectancy as computed by use of one of the following tables, as appropriate: (i) the Single Life Table, (ii) the Uniform Life Table, or (iii) the Joint and Last Survivor Table found in Treasury Regulation § 1.401(a)(9)-9.

(D)          Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(E)           Required Beginning Date. The required beginning date of a Participant is the April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½ or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a “five percent owner” at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70½.

(i)            A Participant is treated as a “five percent owner” for purposes of this subparagraph (E) if such Participant is a “five (5) percent owner” as defined in Code §416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 ½.

(ii)           Once distributions have begun to a “five (5) percent owner” under this subparagraph (E), they must continue to be distributed, even if the Participant ceases to a five percent owner in a subsequent year.

(f)            Annuity Contracts. All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

(g)           Distribution of Target Benefit Capital Accumulation. Notwithstanding anything contained herein to the contrary, this Section 8.5(g) shall apply with respect to any Participant’s Target Benefit Capital Accumulation.

(1)           Qualified Joint and Survivor Annuity.

(i)            General. Unless otherwise elected as provided below, the Participant’s Target Benefit Capital Accumulation (less amounts attributable to Employee contributions within the meaning of Code Section 72(o)) of a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall be paid in the form of a Qualified Joint and Survivor Annuity. If said Participant has elected a life annuity option under this Plan, the vested portion of the Participant’s Combined Account shall be paid in the form of a Qualified Joint and Survivor Annuity, unless otherwise elected as provided below.

An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of Section 8.5(g)(1)(ii) of this Plan as if it were an election to waive the Qualified Joint and Survivor Annuity by a married Participant, but without the spousal consent requirement.

The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the “earliest retirement age” under the Plan. The “earliest retirement age” is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(ii)           Election to Waive Qualified Joint and Survivor Annuity. Any election to waive the Qualified Joint and Survivor Annuity must be made by the Participant in writing during the election period and be consented to in writing by the Participant’s spouse. If the spouse is legally incompetent to give consent, the spouse’s legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse’s consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse’s waiver shall not be binding on a new spouse.

The election period to waive the Qualified Joint and Survivor Annuity shall be the 90 day period ending on the Annuity Starting Date.

(iii)          Written Explanation of Qualified Joint and Survivor Annuity. With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date a written explanation of:

(1)           a general description or written explanation of the Qualified Joint and Survivor Annuity and the circumstances in which it will be provided,

(2)           the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity,

(3)           A general explanation of the relative financial effect on a Participant’s benefit attributable to his Target Benefit Capital Accumulation (or, if applicable, the vested portion of the Participant’s Combined Account) of the failure to elect a single distribution,

(4)           A statement that the Administrator will furnish him, upon his written request, with an explanation in nontechnical language of the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Participant’s benefit attributable to his Target Benefit Capital Accumulation (or, if applicable, the vested portion of the Participant’s Combined Account) of the failure to make such an election,

(5)           the rights of the Participant’s spouse under this Section, and

(6)           the right of the Participant to revoke such election, and the effect of such revocation.

In the event that a Participant makes a timely request for the additional information specified in clause (4) above, the date by which he must elect to receive a single distribution shall be extended to include at least the ninety (90) days following the date the additional information is mailed or personally delivered to him.

(iv)          Lump Sum Payment. In the event a married Participant duly elects pursuant to this Section not to receive his benefit in the form of a Qualified Joint and Survivor Annuity, or if such Participant is not married, in the form of a life annuity, the Administrator shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one lump-sum payment.

(v)           Cash-Out Distributions. If the value of the Participant’s benefit under this Plan does not exceed

$1,000, the Administrator may immediately distribute such benefit without such Participant’s consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and his spouse consent in writing to such distribution.

(vi)          Restrictions on Cash-Out Distributions in Excess of $1,000. Any distribution to a Participant who has a benefit which exceeds $1,000 shall require such Participant’s written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution commences prior to the time the benefit is “immediately distributable.” A benefit is “immediately distributable” if any part of the benefit could be distributed to Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of his Normal Retirement Age or age 62. Further, the spouse of a Participant must consent in writing to any immediate distribution. With regard to this required consent:

(1)           No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

(2)           The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 8.5(e).

(3)           Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date.

(4)           Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the Annuity Starting Date.

(5)           No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Distributions from the Plan will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations thereunder (including Regulation §1.401(a)(9)-2, the provisions of which are incorporated herein by reference).

(2)           Qualified Preretirement Survivor Annuity.

(i)            General. Unless otherwise elected as provided below, in the case of a Vested Participant (or former Vested Participant) who dies before the Annuity Starting Date and who has a surviving spouse, the Participant’s Target Benefit Capital Accumulation shall be paid to his or her surviving spouse in the form of a Qualified Preretirement Survivor Annuity. Further, if said Vested Participant (or former Vested Participant) has elected a life annuity option prior to December 31, 2001 under this Plan, the vested portion of the Participant’s Combined Account shall be paid to the surviving spouse in the form of a Qualified Preretirement Survivor Annuity.

The Participant’s spouse may direct that payment of the Qualified Preretirement Survivor Annuity commence within a reasonable period after the Participant’s death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant’s spouse shall be subject to the rules specified in Section 8.5(e).

(ii)           Election to Waive Qualified Preretirement Survivor Annuity. Any election to waive the Qualified Preretirement Survivor Annuity before the Participant’s death must be made by the Participant in writing during the election period and shall require the spouse’s irrevocable written consent in the same manner provided for in Section 8.5(g)(1)(ii) with respect to Qualified Joint and Survivor Annuities. Further, the spouse’s consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

The election period to waive the Qualified Preretirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant’s death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Qualified Preretirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

(iii)          Written Explanation. With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Qualified Preretirement Survivor Annuity containing comparable information to that required pursuant to Section 8.5(g)(1)(iii). For the purposes of this paragraph, the term “applicable period” means, with respect to a Participant, whichever of the following periods ends last:

(1)           The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(2)           A reasonable period after the individual becomes a Participant;

(3)           A reasonable period ending after the Plan no longer fully subsidizes the cost of the Qualified Preretirement Survivor Annuity with respect to the Participant;

(4)           A reasonable period ending after Code Section 40l(a)(11) applies to the Participant; or

(5)           A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after such separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

For purposes of applying this Section 8.5(g)(2)(iii), a reasonable period ending after the enumerated events described in paragraphs (2), (3) and (4) is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

(iv)          Cash-Out Distributions and Restrictions on Cash-Out Distributions. If the value of the Participant’s benefit under this Plan does not exceed $5,000, the Administrator may immediately distribute such benefit without the consent of the Participant’s spouse. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the spouse consents in writing. If the value exceeds $5,000, an immediate distribution of such benefit shall require written consent of the surviving spouse. Any written consent required under this paragraph must be obtained not more than ninety (90) days before commencement of the distribution and shall be made in a manner consistent with Section 8.5(g)(1)(iv).

Distributions from this Plan will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations thereunder (including Regulation §1.401(a)(9)-2, the provisions of which are incorporated herein by reference).

(v)           To the extent the death benefit is not paid in the form of a Qualified Preretirement Survivor Annuity, it shall be paid to the Participant’s Beneficiary by one lump-sum payment in cash and/or Company Stock.

(h)           Latest Distribution. Except as limited by Sections 8.5 and 8.6, whenever the Trustee is to make a distribution, the distribution may be made on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall occur not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

(1)           the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

(2)           the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(3)           the date the Participant terminates his service with the Employer.

(i)            Partially Vested Benefits. If a distribution is made to a Participant who is not fully Vested in the Participant’s Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant’s Vested portion of the account will be equal to an amount (“X”) determined by the formula:

X = P(AB + D) - D

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution.

8.6           HOW PLAN BENEFITS WILL BE DISTRIBUTED

(a)           Right to Distribution in Stock. Distribution of a Participant’s benefit may be made in cash or Company Stock, or both, provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed solely in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or the Participant’s Beneficiary, in writing (or such other form as permitted by the Internal Revenue Service), of the right to demand that benefits be distributed solely in Company Stock. In addition, a Participant may elect distribution of interests in mutual funds to the extent that such mutual fund interests are allocated to the Participant’s Combined Account at the time of distribution, provided that the distributee of such interests in mutual funds is capable of holding such interests.

(b)           Whole and Fractional Shares. If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant’s benefit will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant’s Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 8.5(h) and 8.5(e).

(c)           Administrator Direction. The Trustee will make distributions from the Trust only on instructions from the Administrator.

(d)           Ownership Restrictions. Notwithstanding anything contained herein to the contrary, if the Employer charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2)(B)(ii)(I), the Administrator shall distribute a Participant’s Combined Account entirely in cash and/or mutual fund interests as described in Section 8.6(a) without granting the Participant the right to demand distribution in shares of Company Stock.

(e)           Transfer Restrictions. Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of Company Stock to the Employer before offering to sell Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

8.7           DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

8.8           LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

8.9           ADVANCE DISTRIBUTION FOR HARDSHIP

(a)           At the election of a Participant, the Administrator shall direct the Trustee to make distributions to the Participant because of the Participant’s hardship.

(1)           Sources of Distributions. A hardship distribution shall be limited to (i) the “maximum distributable amount” of the Participant’s Elective Account as defined in (b) below, (ii) any portion of the Participant’s Account (excluding, however, the Participant’s Target Benefit Capital Accumulation, if any), and (iii) any portion of the Participant’s Transfer and/or Rollover Account.

(2)           Financial Need. A distribution of Deferred Compensation may be made under this Section only if (i) it is made on account of an immediate and heavy financial need of the Participant and if (ii) it is necessary to satisfy the financial need.

(3)           Accounting for Hardship Distributions. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant’s Elective Account and Participant’s Account and Participant’s Transfer and/or Rollover Account shall be reduced accordingly.

(b)           Maximum Distributable Amount. Distributions from the Participant’s Elective Account pursuant to this Section shall be limited to the Participant’s total Deferred Compensation as of the date of distribution, reduced by the amount of any previous distributions of Deferred Compensation under the Plan. There shall be no limitation on the amount distributable from the Participant’s Account (excluding any Target Benefit Capital Accumulation) or from the Participant’s Transfer and/or Rollover Account.

(c)           Definitions.

(1)           Immediate and Heavy Financial Need. For purposes of Section (a)(2)(i) above, whether a financial need is immediate and heavy is to be based on all the relevant facts and circumstances. Furthermore, a financial need may be immediate and heavy even if it was reasonably foreseeable or voluntarily incurred by the Participant. A distribution shall be deemed to be on account of a Participant’s immediate and heavy financial need, however, if it is for any of the following purposes:

(A)          Medical Care. Expenses for (or necessary to obtain) medical care for the Participant, the Participant’s spouse or dependents, which expenses would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B)           Principal Residence. Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(C)           Education. Payment of tuition, related educational fees, and room and board expenses for up to the next twelve (12) months of post-secondary education for the Participant, and the Participant’s spouse, children, or dependents (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B), relating to certain ineligible dependents and the gross income test);

(D)          Eviction. Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(E)           Funeral. Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, without regard to Section 152(d)(1)(B), relating to the gross income test); or

(F)           Casualty. Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(2)           Distribution Necessary to Satisfy Immediate and Heavy Financial Need. For purposes of Section (a)(2)(ii) above, a distribution is treated as necessary to satisfy an immediate and heavy financial need of the Participant only if it meets the following requirements:

(A)          Distribution May Not Exceed Amount of Need. The amount of the distribution may not exceed the amount required to satisfy the financial need. For this purpose, the amount required to satisfy the financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(B)           No Alternative Means Available. A distribution is not treated as necessary to satisfy an immediate and heavy financial need to the extent that the need may be relieved from other resources that are reasonably available to the Participant, based on all of the relevant facts and circumstances. For purposes of this paragraph, the Participant’s resources are deemed to include those assets of the Participant’s spouse and minor children that are reasonably available to the Participant.

(C)           Reliance on Participant Representation. The requirement of paragraph (B) above will generally be met if the Participant represents to the Administrator (and the Administrator does not have actual knowledge to the contrary) that the need cannot reasonably be relieved—

(i)            Through reimbursement or compensation by insurance or otherwise;

(ii)           By liquidation of the Participant’s assets;

(iii)          By cessation of elective contributions or employee contributions under the Plan;

(iv)          By other currently available distributions (including distribution of ESOP dividends under Code Section 404(k)) and nontaxable (at the time of the loan) loans, under plans maintained by the Employer or by any other employer; or

(v)           By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

(D)          Participant Need Not Take Counterproductive Actions. For purposes of Section (a)(2)(ii) above, a need cannot reasonably be relieved by one of the actions described in paragraph (c)(2)(C) of this Section if the effect would be to increase the amount of the need. For example, the need for funds to purchase a principal residence cannot reasonably be relieved by a Plan loan if the loan would disqualify the Participant from obtaining other necessary financing.

(3)           Deemed Satisfaction of Section (a)(2). Furthermore, a distribution shall be deemed necessary to satisfy an immediate and heavy financial need of the Participant if each of the following requirements is satisfied:

(A)          Other Distributions. The Participant has obtained all other currently available distributions (including distribution of ESOP dividends under Code Section 404(k), but not hardship distributions) and nontaxable (at the time of the loan) loans, under the Plan and all other plans maintained by the Employer; and

(B)           Suspension of Contributions. The Participant is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective contributions and employee contributions to the Plan and all other plans maintained by the Employer for at least 6 months after receipt of the hardship distribution.

(4)           Plans Maintained by the Employer. For purposes of

paragraphs (c)(2)(A)(iv) and (c)(3)(A) above, “plans maintained by the Employer” means all qualified and nonqualified plans of deferred compensation maintained by the Employer, and for purposes of paragraph (c)(3)(B) above, the term includes a stock option, stock purchase, or similar plan maintained by the Employer.

(5)           Six-Month Suspension. A Participant who receives a distribution of elective deferrals after December 31, 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for 6 months after receipt of the distribution.

(d)           General Distribution Requirements. Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Sections 8.5 and 8.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

8.10         QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.”  Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not separated from service and has not reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

8.11         IN-SERVICE DISTRIBUTION

(a)           Age 59 ½. At such time as an Employee has attained the age of 59 ½ years or at any time thereafter, the Employee may elect to commence distribution of all or a portion of any of the following amounts:

(1)           The portion of the Employee’s Elective Account that is attributable to Salary Reduction Contributions and any Employer Qualified Non-Elective Contributions.

(2)           The portion of the Employee’s Transfer Account or Rollover Account that is attributable to matching contributions made to a plan that was subsequently merged into this Plan.

(3)           The portion of the Employee’s Transfer Account or Rollover Account that is attributable to after-tax employee contributions made to a plan that was subsequently merged into this Plan.

(4)           The portion of an Employee’s Transfer Account or

Rollover Account that is attributable to “rollovers” (as defined in Section 5.11(b)).

(5)           The Employee’s Bank of Texas Transfer Account (if any), as defined in Section 2.55.

(b)           Age 70 ½. At such time as an Employee has attained the age of 70 ½ years or at any time thereafter, the Employee may elect to commence distribution of all or a portion of any of the Participant’s Accounts.

(c)           Continued Participation. In the event that a distribution is made to a Participant under this Section, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Eligible Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Article VIII, including, but not limited to, all applicable notice and consent requirements.

8.12         DIRECT ROLLOVER

(a)           Notwithstanding any provision of the Plan to the contrary that would otherwise limit a “distributee’s” election under this Section, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” that is equal to at least $500 paid directly to an “eligible retirement plan” specified by the “distributee” in a “direct rollover.”

(b)           For purposes of this Section the following definitions shall apply:

(1)           An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the “distributee,” except that an “eligible rollover distribution” does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the “distributee” or the joint lives (or joint life expectancies) of the “distributee” and the “distributee’s” designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and any other distribution that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)           An “eligible retirement plan” is an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified trust described in Code Section 401(a), that accepts the “distributee’s” “eligible rollover distribution.”  The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code section 414(p).

(3)           A “distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p) are “distributees” with regard to the interest of the spouse or former spouse.

(4)           A “direct rollover” is a payment by the Plan to the “eligible retirement plan” specified by the “distributee.”

Article IX
TRUSTEE

9.1           BASIC RESPONSIBILITIES OF THE TRUSTEE

(a)           The Trustee shall have the following categories of responsibilities:

(1)           Consistent with the “funding policy and method” determined by Texas Regional Bancshares, Inc., to invest, manage, and control the Plan assets subject, however, to the direction of a Participant with respect to Participant Directed Accounts, Texas Regional Bancshares, Inc. or an Investment Manager appointed by Texas Regional Bancshares, Inc. or any agent of Texas Regional Bancshares, Inc.;

(2)           At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries; and

(3)           To maintain records of receipts and disbursements and furnish to Texas Regional Bancshares, Inc. and/or the Administrator for each Plan Year a written annual report pursuant to Section 9.8.

(b)           In the event that the Trustee shall be directed by a Participant (pursuant to the Participant Direction Procedures), or Texas Regional Bancshares, Inc., or an Investment Manager or other agent appointed by Texas Regional Bancshares, Inc. with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.

(1)           The Trustee shall be entitled to rely fully on the written (or other form acceptable to the Administrator and the Trustee, including, but not limited to, voice recorded) instructions of a Participant (pursuant to the Participant Direction Procedures), or Texas Regional Bancshares, Inc., or any Fiduciary or nonfiduciary agent of Texas Regional Bancshares, Inc., in the discharge of such duties, and shall not be liable for any loss or other liability, resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.

(2)           The Trustee may delegate the duty of executing such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.

(3)           The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law.  The Trustee shall not be responsible or liable for any loss or expense which may result from the Trustee’s refusal or failure to comply with any directions from the Participant.

(4)           Any costs and expenses related to compliance with the Participant’s directions shall be borne by the Participant’s Directed Account, unless paid by Texas Regional Bancshares, Inc. or another Employer.

(c)           If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

9.2           INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

(a)           The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, open-end or close-end mutual fund bonds and other evidences of indebtedness or ownership, a common trust fund maintained by a fiduciary which is a bank or insurance company (“Common Trust Fund”), and real estate or any interest therein.  The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by Texas Regional Bancshares, Inc..  In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by applicable State law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as an Employee Stock Ownership Plan and Trust.

(b)           The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

(c)           In the event that the Trustee invests any part of the Trust Fund, pursuant to the directions of the Administrator, in any shares of stock issued by Employer, and the Administrator thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of counsel for the Trustee, require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of any state or states, then Texas Regional Bancshares, Inc., at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

(d)           In the event that the Trustee invests any part of the Trust Fund in a Common Trust Fund (as defined in subparagraph (a) above), such Common Trust Fund shall be maintained by a bank within the meaning of Code Section 581 (“Bank”).  Provided that the Company or any other party in interest (as defined in Section 3(14) of the Act) qualifies as a Bank, such entity may serve as the Bank for one or more Common Trust Funds.  If the Company or other party in interest is the Bank for a Common Trust Fund and ceases to qualify as a Bank, or wishes no longer to have or maintain management and investment duties, the Company shall appoint a successor to maintain the Common Trust Fund, and such successor must qualify as a Bank.  The Bank shall have exclusive managerial and investment authority over its Common Trust Funds.  The managerial and investment authority over the Common Trust Fund may be delegated to a committee, provided that such committee is composed exclusively of Bank officers, directors, and employees.  Each Common Trust Fund shall be created and maintained exclusively for the collective investment and reinvestment of contributions to the Common Trust Fund by the Bank or an affiliate Bank, provided that such affiliate Bank qualifies as a Bank, either acting alone or with one or more other fiduciaries in their capacity as fiduciary of the Common Trust Fund.  In acquiring, investing, re-investing, exchanging, retaining, selling, supervising and managing the Common Trust Fund, the Bank shall act as a fiduciary as to the participants in the Common Trust Fund.  The Bank shall have full fiduciary powers, including management, administrative, and investment authority.  The Bank’s management, administrative and investment authority shall be exercised in accordance with the Plan.  Each Common Trust Fund shall be administered in conformity with the rules and regulations prevailing from time to time and issued by the Comptroller of the Currency, Administrator of National Banks, U.S. Department of the Treasury, pertaining to collective investment of trust funds by national banks; Code Section 584 governing group trust funds and the regulations thereunder; and other applicable federal and Texas laws.  If liquidating or segregated accounts are used to segregate investments in the Common Trust Fund, these accounts are subject to and governed by all of the provisions of the Plan.  Further, no Common Trust Fund accounts shall be represented by transferable certificates.  Admissions to and withdrawals from the Common Trust Fund by participants in the Fund shall be made on the basis of a valuation of the assets of the Fund and as of the date of the valuation.

(e)           The terms of the Common Trust Fund known as “Plan of Community Bank and Trust, SSB, Group Trust Funds” dated April 14, 2000, as amended or restated from time to time, including each of its Retirement Common Trust Funds as set forth in Exhibit A of such Group Trust instrument, are hereby incorporated into this Article.

9.3           OTHER POWERS OF THE TRUSTEE

The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee’s sole discretion:

(a)           To purchase, or subscribe for, any securities or other property and to retain the same.  In conjunction with the purchase of securities, margin accounts may be opened and maintained;

(b)           To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction.  No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

(c)           To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities.  In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;

(d)           To cause any securities or other property to be registered in the Trustee’s own name or in the name of one or more of the Trustee’s nominees, in a clearing corporation, in a depository, or in entry form or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(e)           To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable: and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

(f)            To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(g)           To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(h)           To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(i)            To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(j)            To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for Texas Regional Bancshares, Inc.;

(k)           To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

(l)            To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon;

(m)          To invest in Treasury Bills and other forms of United States government obligations;

(n)           To invest in shares of investment companies registered under the Investment Company Act of 1940;

(o)           To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

(p)           To vote Company Stock as provided in Section 9.5;

(q)           To consent to or otherwise participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock or any other securities and to pay any assessments or charges in connection therewith;

(r)            To deposit such Company Stock (but only if such deposit does not violate the provisions of Section 9.5 hereof) or other securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

(s)           To sell or exercise any options, subscription rights and conversion privileges and to make any payments incidental thereto;

(t)            To exercise any of the powers of an owner, with respect to such Company Stock and other securities or other property comprising the Trust Fund.  The Administrator, with the Trustee’s approval, may authorize the Trustee to act on any administrative matter or class of matters with respect to which direction or instruction to the Trustee by the Administrator is called for hereunder without specific direction or other instruction from the Administrator;

(u)           To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered;

(v)           To appoint a nonfiduciary agent or agents to assist the Trustee in carrying out any investment instructions of Participants and of any Investment Manager or Fiduciary, and to compensate such agent(s) from the assets of the Plan, to the extent not paid by Texas Regional Bancshares, Inc.;

(w)          To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

9.4           LOANS TO PARTICIPANTS

(a)           The Trustee may, in the Trustee’s discretion, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time.

(b)           Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall, in accordance with a uniform and nondiscriminatory policy established by the Administrator, be limited to the lesser of:

(1)           $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

(2)           one-half (½) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

For purposes of this limit, all plans of the Employer shall be considered one plan.

(c)           Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years from the date of the loan.  However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a “principal residence” of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years.  For this purpose, a “principal residence” has the same meaning as a “principal residence” under Code Section 1034.  Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4)(for Participants performing service in the uniformed services of the United States) and/or under Regulation § 1.72(p)-1, Q&A-9, (for Participants on certain leaves of absence).

(d)           Any loans granted or renewed shall be made pursuant to a Participant loan program approved by the Administrator.  Such loan program shall be established in writing and must include, but need not be limited to, the following:

(1)           the identity of the person or positions authorized to

administer the Participant loan program;

(2)           a procedure for applying for loans;

(3)           the basis on which loans will be approved or denied;

(4)           the account or accounts from which loans may be made, such accounts to exclude, however, a Participant’s Target Benefit Capital Accumulation;

(5)           limitations, if any, on the types and amounts of loans offered;

(6)           the procedure under the program for determining a reasonable rate of interest;

(7)           the types of collateral which may secure a Participant loan; and

(8)           the events constituting default and the steps that will be taken to preserve Plan assets.

Such Participant loan program shall be contained in a separate written document which, when properly approved by the Administrator, is hereby incorporated by reference and made a part of the Plan.  Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

(e)           Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a loan made pursuant to this Section, then the loan default will be a deemed distribution to the extent provided by the Code and Regulations.

(f)            Notwithstanding anything in this Section to the contrary, any loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the Plan as in effect at the time such loan was made.

9.5           VOTING COMPANY STOCK

The Trustee shall vote all Company Stock held by it as part of the Plan assets. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Trustee does not timely receive voting directions from a Participant or Beneficiary with respect to any Company Stock allocated to that Participant’s or Beneficiary’s Company Stock Account, such Company Stock shall not be voted.

Notwithstanding the foregoing, if Texas Regional Bancshares, Inc. has a registration-type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If Texas Regional Bancshares, Inc. does not have a registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term “registration-type class of securities” means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

If Texas Regional Bancshares, Inc. does not have a registration-type class of securities and the by-laws of Texas Regional Bancshares, Inc. require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

9.6           DUTIES OF THE TRUSTEE REGARDING PAYMENTS

At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund.  The Trustee shall not be responsible in any way for the application of such payments.

9.7           TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES

The Trustee shall be paid such reasonable compensation as set forth in the Trustee’s fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by Texas Regional Bancshares, Inc. and the Trustee.  However, an individual serving as Trustee who already receives full-time pay from an Employer shall not receive compensation from the Plan.  In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee.  Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer.  All taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

9.8           ANNUAL REPORT OF THE TRUSTEE

(a)           Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer contribution for each Plan Year, the Trustee, or its agent, shall furnish to Texas Regional Bancshares, Inc. and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

(1)           the net income, or loss, of the Trust Fund;

(2)           the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(3)           the increase, or decrease, in the value of the Trust Fund;

(4)           all payments and distributions made from the Trust Fund; and

(5)           such further information as the Trustee and/or Administrator deems appropriate.

(b)           Texas Regional Bancshares, Inc., promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof.  Failure by Texas Regional Bancshares, Inc. to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof.  The approval by Texas Regional Bancshares, Inc. of any statement of account shall be binding on the Employer and the Trustee as to all matters contained in the statement to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties.  However, nothing contained in this Section shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

9.9           AUDIT

(a)           If an audit of the Plan’s records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose.  Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of the audit setting forth the accountant’s opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan’s annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.

(b)           All auditing and accounting fees shall be an expense of and may, at the election of Texas Regional Bancshares, Inc., be paid from the Trust Fund.

(c)           If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated, supervised, and subject to periodic examination by a state or federal agency, then it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103 (b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

9.10         RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

(a)           Unless otherwise agreed to by both the Trustee and Texas Regional Bancshares, Inc., a Trustee may resign at any time by delivering to Texas Regional Bancshares, Inc., at least thirty (30) days before its effective date, a written notice of resignation.

(b)           Unless otherwise agreed to by both the Trustee and Texas Regional Bancshares, Inc., Texas Regional Bancshares, Inc. may remove a Trustee at any time by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of such Trustee’s removal.

(c)           Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by Texas Regional Bancshares, Inc.; and such successor, upon accepting such appointment in writing and delivering same to Texas Regional Bancshares, Inc., shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as a Trustee herein.  Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

(d)           Texas Regional Bancshares, Inc. may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee.  In the event a successor is so designated by Texas Regional Bancshares, Inc. and accepts such designation, the successor shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.

(e)           Whenever any Trustee hereunder ceases to serve as such, the Trustee shall furnish to Texas Regional Bancshares, Inc. and Administrator a written statement of account with respect to the portion of the Plan Year during which the individual or entity served as Trustee.  This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 9.8 or (ii) set forth in a special statement.  Any such special statement of account should be rendered to Texas Regional Bancshares, Inc. no later than the due date of the annual statement of account for the Plan Year.  The procedures set forth in Section 9.8 for the approval by Texas Regional Bancshares, Inc. of annual statements of account shall apply to any special statement of account rendered hereunder and approval by Texas Regional Bancshares, Inc. of any such special statement in the manner provided in Section 9.8 shall have the same effect upon the statement as Texas Regional Bancshares, Inc.’s approval of an annual statement of account.  No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 9.8 and this subparagraph.

9.11         TRANSFER OF INTEREST

Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of a Participant to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant’s new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

9.12         TRUSTEE INDEMNIFICATION

Texas Regional Bancshares, Inc. agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee’s power and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

Article X
AMENDMENT, TERMINATION AND MERGERS

10.1         AMENDMENT

(a)           Texas Regional Bancshares, Inc. shall have the right at any time to amend this Plan subject to the limitations of this Section.  However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee’s or Administrator’s written consent.  Any such amendment shall become effective as provided therein upon its execution.  The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b)           No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c)           Except as permitted by Regulations (including Regulation §1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” which results in a further restriction on such benefit unless such “Section 411(d)(6) protected benefits” are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

10.2         TERMINATION

(a)           Texas Regional Bancshares, Inc. shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination.  Upon any full or partial termination, all amounts credited to the affected Participants’ Combined Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b)           Upon the full termination of the Plan, Texas Regional Bancshares, Inc. shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6.  Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of “Section 411(d)(6) protected benefits” in accordance with Section 10.1(c).

10.3         MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” in accordance with Section 10.1(c).

Article XI
TOP-HEAVY

11.1         TOP-HEAVY PLAN REQUIREMENTS

For any Top-Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Sections 5.4(f) and (g) of the Plan.

11.2         DETERMINATION OF TOP HEAVY STATUS

(a)           This Plan shall be a Top-Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Participant’s Combined Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Participant’s Combined Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Participant’s Combined Account balance shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group).  In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top-Heavy Plan.

(b)           A Participant’s Combined Account as of the Determination Date is the sum of:

(1)           the Participant’s Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

(2)           an adjustment for any contributions due as of the Determination Date.  Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(3)           any Plan distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date.  However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s Participant’s Combined Account balance as of the Valuation Date.  Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted.  Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant’s account balance because of death shall be treated as a distribution for the purposes of this paragraph.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(4)           any Employee contributions, whether voluntary or mandatory.  However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant’s Participant’s Combined Account balance.

(5)           with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section.  If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Participant’s Combined Account balance.

(6)           with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section.  If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Participant’s Combined Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(7)           For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

(c)           “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1)           Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated.  Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group.  No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

(2)           Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410.  Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group.  No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

(3)           Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top-Heavy Plans.

(4)           An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

(d)           “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(e)           Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).  The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(f)            “Top-Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(1)           the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2)           the Participant’s Combined Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

Article XII
MISCELLANEOUS

12.1         PARTICIPANT’S RIGHTS

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee.  Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

12.2         ALIENATION

(a)           Subject to the exceptions provided below, and as otherwise permitted by the Code and Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant’s Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)           Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan by reason of a loan made pursuant to Section 12.4, as a result of a loan from the Plan.  At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness.  Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant’s Combined Account.  If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Vested Participant’s Combined Account, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 3.8 and 3.9.

(c)           Subsection (a) shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984.  The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(d)           Subsection (a) shall not apply to an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and (D).

12.3         CONSTRUCTION OF PLAN

This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of Texas, other than its laws respecting choice of law, to the extent not preempted by the Act.

12.4         GENDER AND NUMBER

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

12.5         LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

12.6         PROHIBITION AGAINST DIVERSION OF FUNDS

(a)           Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

(b)           In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period.  Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c)           Except for Sections 4.5, 4.6, and 5.1(e), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

12.7         EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE

The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

12.8         INSURER’S PROTECTIVE CLAUSE

Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan.  The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee.  Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

12.9         RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, the Participant’s legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

12.10       ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

12.11       NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The “named Fiduciaries” of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee, and (4) any Investment Manager appointed hereunder.  The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference.  In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method”; and to amend or terminate, in whole or in part, the Plan.  The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder.  The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan.  Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action.  Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action.  It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein.  No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value.  Any person or group may serve in more than one Fiduciary capacity.

12.12       HEADINGS

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

12.13       APPROVAL BY INTERNAL REVENUE SERVICE

Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner’s delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

12.14       UNIFORMITY

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.  In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

12.15       SECURITIES AND EXCHANGE COMMISSION APPROVAL

The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933.  In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

12.16       S CORPORATION NONALLOCATION PROVISIONS

(a)           No Prohibited Allocations.               Effective for Plan Years beginning after December 31, 2001 in which the Company is an S Corporation, no “EGTRRA Prohibited Allocation” may be made directly or indirectly in an

“EGTRRA Nonallocation Year” to an EGTRRA Disqualified Person (as defined in paragraph (e)) under this Plan or any other plan maintained by the Employer and meeting the requirements of Code Section 401(a).

(b)           EGTRRA Nonallocation Year.          For purposes of this Section, “EGTRRA Nonallocation Year” means any Plan Year if, at any time during such Plan Year, the Company is an S Corporation and EGTRRA Disqualified Persons own at least 50% of the number of shares of stock in the S Corporation.  The attribution and ordering rules of Code Section 409(p)(3) shall apply for purposes of determining share ownership under this Subsection.

(c)           EGTRRA Prohibited Allocation.      For purposes of this Section, an “EGTRRA Prohibited Allocation” occurs when any portion of the assets of the Plan attributable to (or allocable in lieu of) Company Stock accrues (or is allocated directly or indirectly under any other qualified plan of the Employer) during an EGTRRA Nonallocation Year for the benefit of an EGTRRA Disqualified Person.

(d)           First Nonallocation Year. “First Nonallocation Year” shall mean, for purposes of this Section, an EGTRRA Nonallocation Year that is described in Code Sections 4979A(a)(3) and (e)(2)(C).  A First Nonallocation Year may occur regardless of whether there is an EGTRRA Prohibited Allocation during such Plan Year.

(e)           EGTRRA Disqualified Person.          “EGTRRA Disqualified Person” means, effective for Plan Years beginning after December 31, 2004, and solely for purposes of this Section in years, if any, when the Company is an S Corporation, a person described in Code Section 409(p)(4).

Article XIII
PARTICIPATING EMPLOYERS

13.1         ADOPTION BY OTHER EMPLOYERS

Notwithstanding anything herein to the contrary, with the consent of Texas Regional Bancshares, Inc. and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

13.2         REQUIREMENTS OF PARTICIPATING EMPLOYERS

(a)           Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

(b)           The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

(c)           At the option of Texas Regional Bancshares, Inc. and with the approval of the Administrator, any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by Texas Regional Bancshares, Inc. or by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

13.3         DESIGNATION OF AGENT

Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably Texas Regional Bancshares, Inc. as its agent.

13.4         EMPLOYEE TRANSFERS

In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved.  No such transfer shall effect a termination of employment hereunder if the transfer involves an Affiliated Employer, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

13.5         PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES

With respect to Participating Employers that are not Affiliated Employers, any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated only among those Participants of the Participating Employer making the contribution or by which the forfeiting Participant was employed.  However, if the contribution is made, or the forfeiting Participant was employed, by an Affiliated Employer, such contribution or Forfeiture shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan.  On the basis of the information furnished by the Administrator, the Trustee may keep separate books and records concerning the affairs of each non-Affiliated Participating Employer hereunder and as to the accounts and credits of the Employees of each non-Affiliated Participating Employer.  The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer to or from a non-Affiliated Participating Employer to another Employer, the employing Participating Employer shall immediately notify the Trustee thereof.

13.6         AMENDMENT

Amendment of this Plan shall only be by the written action of Texas Regional Bancshares, Inc. and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

13.7         DISCONTINUANCE OF PARTICIPATION

No Participating Employer shall be permitted to discontinue or revoke its participation in the Plan without the consent of Texas Regional Bancshares, Inc.  Texas Regional Bancshares, Inc., may, however, discontinue the participation of any Participating Employer at any time without the consent of any person.  At the time of any such discontinuance or revocation, satisfactory evidence thereof shall be delivered to the Trustee by Texas Regional Bancshares, Inc.  The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its Employees, provided, however, that no such transfer shall be made if the result is the elimination or reduction of any “Section 411(d)(6) protected benefits” as described in Section 9.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof.  In no such event shall any part of the corpus or income of the Trust as it relates to a non-Affiliated Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such non-Affiliated Employer.

13.8         ADMINISTRATOR’S AUTHORITY

The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

EMPLOYER:

TEXAS REGIONAL BANCSHARES, INC.

By:

Name:	Glen E. Roney
Title:	Chairman of the Board & CEO

TRUSTEE:

By:

Name:	Morris Atlas

By:

Name:	Robert F. Boggus

By:

Name:	Glen E. Roney

TEXAS REGIONAL BANCSHARES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK
OWNERSHIP PLAN (WITH 401(K) PROVISIONS

Schedule ”A”
Service of Acquired Employees

The Employer, Texas Regional Bancshares, Inc., grants “Years of Service” (as that term is defined in Plan Section 2.76) to the following groups of acquired Employees for the following periods of service with other employers, as of the dates indicated below, and for the Plan purposes indicated below:

Acquired Group (including date of hire)	Participation Service (including limits)	Vesting Service (including limits)	Entry Date (including limits)
Mid Valley Bank, 1992 (former participants in Mid Valley Bank Employees’ Pension Plan only)	Yes; all service with Mid Valley Bank	Yes; all service with Mid Valley Bank	Immediately upon employment by Employer (and for compensation earned from Mid Valley Bank in 1992 and the Employer)

First National Bank of South Texas, 1995 (employees of Rio Grande City and Roma branches as of acquisition by Texas State Bank)	Yes; all service with First National Bank of South Texas	Yes; all service with First National Bank of South Texas	Immediately upon employment by Employer (but only for compensation earned from the Employer)

First State Bank & Trust Co., The Border Bank, 1996 (employees as of time of merger into Texas State Bank)	Yes; all service with First State Bank & Trust Co., The Border Bank	Yes; all service with First State Bank & Trust Co., The Border Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Brownsville National Bank, Texas Bank & Trust, and Bank of Texas, 1998	Yes; all service with Brownsville National Bank, Texas Bank & Trust, and Bank of Texas	Yes; all service with Brownsville National Bank, Texas Bank & Trust, and Bank of Texas	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Harlingen Bancshares, Inc., HN Bancshares of Delaware, Inc., and Harlingen National Bank, August 15, 1999	Yes; all service with Harlingen Bancshares, Inc., HN Bancshares of Delaware, Inc., and Harlingen National Bank	Yes; all service with Harlingen Bancshares, Inc., HN Bancshares of Delaware, Inc., and Harlingen National Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Frost National Bank and Overton Park Bank (Frost National Bank data processing location in Grapevine, Texas), March 12, 2002	Yes; all service with Frost National Bank and Overton Park Bank	Yes; all service with Frost National Bank and Overton Park Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Riverway Holdings, Inc., Riverway Holdings of Delaware, Inc., and Riverway Bank, time of 2002 merger	Yes; all service with Riverway Holdings, Inc., Riverway Holdings of Delaware, Inc., and Riverway Bank	Yes; all service with Riverway Holdings, Inc., Riverway Holdings of Delaware, Inc., and Riverway Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

San Juan Bancshares, Inc., San Juan Delaware Financial Corporation, Texas Country Bank, time of 2002 merger	Yes; all service with San Juan Bancshares, Inc., San Juan Delaware Financial Corporation, Texas Country Bank	Yes; all service with San Juan Bancshares, Inc., San Juan Delaware Financial Corporation, Texas Country Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Corpus Christi Bancshares, Inc., CCB-Nevada, Inc., and The First State Bank; February 14, 2003	Yes; all service with Corpus Christi Bancshares, Inc., CCB-Nevada, Inc., and The First State Bank	Yes; all service with Corpus Christi Bancshares, Inc., CCB-Nevada, Inc., and The First State Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Southeast Texas Bancshares, Inc., Community Bank & Trust, SSB, Port Arthur Abstract and Title Company, Southeast Texas Title Company, and Southeast Texas Insurance Services, L.P. (“its subsidiaries”) (for employees on date of merger) March 12, 2004

	Yes; all service with Southeast Texas Bancshares, Inc., its subsidiaries, and Secure Trust if credited by Southeast Texas Bancshares, Inc. (for employees on date of merger)	Yes; all service with Southeast Texas Bancshares, Inc., its subsidiaries, and Secure Trust if credited by Southeast Texas Bancshares, Inc. (for employees on date of merger)

Immediately upon employment by Employer (but only for eligible employees age 21 or more, and only for compensation earned from the Employer); in addition, Hours of Service with Southeast Texas Bancshares, Inc. and subsidiaries served from January 1, 2004-March 12, 2004 shall be credited for purposes of allocating Employer Discretionary Optional Contributions if the employee is otherwise eligible

Valley Mortgage Company, Inc., November 23, 2004	Yes; all service with Valley Mortgage Company, Inc. (for employees on date of merger)	Yes; all service with Valley Mortgage Company, Inc. (for employees on date of merger)	Immediately upon employment by Employer (but only for eligible employees age 21 or more, and only for compensation earned from the Employer)

Mercantile Bank & Trust and its subsidiaries Mercantile Texas Realty Services, Inc. and Mercantile Securities, Inc., January 14, 2005	Yes; all service with Mercantile Bank & Trust and its subsidiaries Mercantile Texas Realty Services, Inc. and Mercantile Securities, Inc. (for employees on date of merger)	Yes; all service with Mercantile Bank & Trust and its subsidiaries Mercantile Texas Realty Services, Inc. and Mercantile Securities, Inc., (for employees on date of merger)	Immediately upon employment by Employer (but only for eligible employees age 21 or more, and only for compensation earned from the Employer)

Schedule B

Effective Date of Participating Employer Adoption

The following Participating Employers have adopted the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) for the benefit of their eligible employees effective as of the dates indicated below.

Name of Company	Effective Date of Adoption

TEXAS REGIONAL BANCSHARES, INC.	January 1, 1984

TEXAS STATE BANK	January 1, 1984

TSB SECURITIES, INC.	January 1, 1997

PORT ARTHUR ABSTRACT AND TITLE COMPANY	March 12, 2004

SOUTHEAST TEXAS TITLE COMPANY	March 12, 2004

SOUTHEAST TEXAS INSURANCES SERVICES, L.P.	March 12, 2004

VALLEY MORTGAGE COMPANY, INC.	November 23, 2004